                                                                    EXHIBIT 10.2

================================================================================



                                CREDIT AGREEMENT
                              (MULTI-YEAR FACILITY)


                            dated as of July 31, 2002


                                      among


                              SCIENCE APPLICATIONS
                           INTERNATIONAL CORPORATION,


                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                               CITICORP USA, INC.,
                              as Syndication Agent


                              MORGAN STANLEY BANK,
                                 WACHOVIA BANK,
                           THE ROYAL BANK OF SCOTLAND,
                           as Co-Documentation Agents

                                       and

                            The Lenders Party Hereto


                           ---------------------------


                           J.P. MORGAN SECURITIES INC.
                            SALOMON SMITH BARNEY INC.
                     as Joint Bookrunners and Lead Arrangers



================================================================================

                                TABLE OF CONTENTS



                                                                                   Page
                                                                                   ----
                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.  Defined Terms..........................................................1
Section 1.02.  Performance; Time.....................................................28
Section 1.03.  Accounting Principles.................................................28
Section 1.04.  Use of Defined Terms..................................................28
Section 1.05.  Rounding..............................................................28
Section 1.06.  Exhibits and Schedules................................................28
Section 1.07.  References to "Subsidiaries"..........................................29
Section 1.08.  Miscellaneous Terms...................................................29


                                   ARTICLE II

                 COMMITMENTS; INTEREST, FEES, PAYMENT PROCEDURES

Section 2.01.  The Commitments.......................................................29
Section 2.02.  Borrowings, Conversions and Continuations of Committed Loans..........30
Section 2.03.  Competitive Loans.....................................................31
Section 2.04.  Prepayments...........................................................34
Section 2.05.  Voluntary Reduction of Commitments....................................34
Section 2.06.  Principal and Interest................................................35
Section 2.07.  Fees..................................................................36
Section 2.08.  Computation of Fees and Interest......................................37
Section 2.09.  Manner and Treatment of Payments among the Lenders,
                  Borrowers and the Administrative Agent.............................37
Section 2.10.  Funding Sources.......................................................39
Section 2.11.  Letters of Credit.....................................................39


                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01.  Taxes.................................................................43
Section 3.02.  Illegality............................................................44
Section 3.03.  Increased Costs and Reduction of Return...............................44
Section 3.04.  Capital Adequacy......................................................45

Section 3.05.  Breakfunding Costs....................................................45
Section 3.06.  Inability to Determine Rates..........................................46
Section 3.07.  Matters Applicable to all Requests for Compensation...................46


                                   ARTICLE IV

                                   CONDITIONS

Section 4.01.  Conditions Precedent to Closing Date..................................47
Section 4.02.  Any Extensions of Credit..............................................49
Section 4.03.  Foreign Currency Loans................................................49


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

Section 5.01.  Corporate Existence and Power.........................................51
Section 5.02.  Corporate Authorization; No Contravention.............................51
Section 5.03.  Governmental Authorization............................................51
Section 5.04.  Binding Effect........................................................52
Section 5.05.  Litigation............................................................52
Section 5.06.  No Event of Default...................................................52
Section 5.07.  ERISA Compliance......................................................52
Section 5.08.  Regulations T, U and X................................................53
Section 5.09.  Taxes.................................................................53
Section 5.10.  Financial Condition...................................................54
Section 5.11.  Environmental Matters.................................................54
Section 5.12.  Subsidiaries..........................................................54
Section 5.13.  Insurance.............................................................54
Section 5.14.  Full Disclosure.......................................................55
Section 5.15.  Public Utility Holding Company Act; Investment Company Act............55
Section 5.16.  Title to Properties...................................................55


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

Section 6.01.  Financial Statements..................................................56
Section 6.02.  Certificates; Other Information.......................................56
Section 6.03.  Notices...............................................................57
Section 6.04.  Preservation of Corporate Existence, Etc..............................57

Section 6.05.  Maintenance of Property...............................................58
Section 6.06.  Insurance.............................................................58
Section 6.07.  Compliance with Laws..................................................58
Section 6.08.  Inspection of Property and Books and Records..........................58
Section 6.09.  Environmental Laws....................................................59
Section 6.10.  Use of Proceeds.......................................................59
Section 6.11.  Regulatory Approvals..................................................59
Section 6.12.  Transactions with Officers, Directors and Affiliates..................59


                                   ARTICLE VII

                               NEGATIVE COVENANTS

Section 7.01.  Liens, Negative Pledges...............................................59
Section 7.02.  Dispositions..........................................................60
Section 7.03.  Mergers...............................................................61
Section 7.04.  Limitation on Guaranty Obligations....................................61
Section 7.05.  Synthetic Leases......................................................61
Section 7.06.  Compliance with ERISA.................................................62
Section 7.07.  Interest Coverage Ratio...............................................62
Section 7.08.  Ratio of Consolidated Funded Debt to EBITDA...........................62
Section 7.09.  Accounting Changes....................................................62
Section 7.10.  Change in Nature of Business..........................................62
Section 7.11.  Hedging Agreements....................................................62


                                  ARTICLE VIII

              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

Section 8.01.  Events of Default.....................................................62
Section 8.02.  Remedies Upon Event of Default........................................64


                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

Section 9.01.  Appointment and Authorization.........................................67
Section 9.02.  Administrative Agent and Affiliates...................................67
Section 9.03.  Lenders' Credit Decisions.............................................68
Section 9.04.  Action by Administrative Agent........................................68
Section 9.05.  Liability of Administrative Agent.....................................69

Section 9.06.  Indemnification.......................................................70
Section 9.07.  Successor Administrative Agent........................................71
Section 9.08.  No Obligations of Credit Parties......................................71
Section 9.09.  Documentation Agent; Syndication Agent................................71


                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.01. Amendments; Consents..................................................72
Section 10.02. Notices...............................................................73
Section 10.03. No Waiver; Cumulative Remedies........................................73
Section 10.04. Costs and Expenses....................................................73
Section 10.05. Binding Effect; Assignment............................................74
Section 10.06. Sharing of Setoffs....................................................76
Section 10.07. Counterparts..........................................................77
Section 10.08. Severability..........................................................77
Section 10.09. No Third Parties Benefited............................................77
Section 10.10. Time..................................................................77
Section 10.11. GOVERNING LAW AND JURISDICTION........................................77
Section 10.12. WAIVER OF JURY TRIAL..................................................78
Section 10.13. Entire Agreement......................................................78
Section 10.14. Interpretation........................................................78
Section 10.15. Nature of Lenders' Obligations........................................79
Section 10.16. Indemnity; Damage Waiver..............................................79
Section 10.17. Nonliability of the Lenders...........................................80
Section 10.18. Failure to Charge Not Subsequent Waiver...............................81
Section 10.19. Headings..............................................................81
Section 10.20. Foreign Lenders and Participants......................................81
Section 10.21. Confidentiality.......................................................82

EXHIBITS:

Exhibit A       --Form of Request for Extension of Credit
Exhibit B       --Form of Compliance Certificate
Exhibit C       --Form of Committed Loan Note
Exhibit D-1     --Form of Competitive Bid Request
Exhibit D-2     --Form of Competitive Bid
Exhibit D-3     --Form of Competitive Loan Note
Exhibit E       --Form of Letter of Credit Request
Exhibit F       --Form of Notice of Letter of Credit Withdrawal
Exhibit G       --Form of Notice of Assignment and Acceptance
Exhibit H       --Form of Opinion of Counsel
Exhibit I       --Form of Notice of Participation
Exhibit J       --Form of Foreign Borrower Joinder Agreement
Exhibit K       --Form of Guaranty

SCHEDULES

Schedule 2.01       --Commitments and Pro Rata Shares
Schedule 5.05       --Litigation
Schedule 5.06       --Defaults
Schedule 5.07       --ERISA Plans
Schedule 5.12       --Subsidiaries
Schedule 7.01       --Existing Liens
Schedule 7.02       --Certain Permitted Dispositions
Schedule 10.02      --Lending Offices and Notice Addresses

                                CREDIT AGREEMENT
                              (MULTI-YEAR FACILITY)

        This CREDIT AGREEMENT (Multi-Year Facility) dated as of July 31, 2002 is entered into by and among SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement (collectively, the "Lenders" and individually, a "Lender") and JPMorgan Chase Bank, as Administrative Agent, Citicorp USA, Inc. as Syndication Agent and Morgan Stanley Bank, Wachovia Bank, N.A. and The Royal Bank of Scotland plc, as Co-Documentation Agents.


                                    RECITALS

        A. The Company has requested that the Lenders provide a revolving credit facility hereunder to replace the Existing Agreement (as defined below) and repay outstanding indebtedness thereunder, if any, and for general corporate purposes.

        B. The Lenders are willing to provide a credit facility on the terms and conditions set forth herein.

        In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

               Section 1.01. Defined Terms. As used in this Agreement, the following terms will have the following meanings, unless the context otherwise requires:

        "Adjusted Dollar LIBOR" means, with respect to any LIBOR Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) Dollar LIBOR for such Interest Period multiplied by (b) the Statutory Reserve Rate.

        "Adjusted IBOR" means, with respect to any Foreign Currency Loan in any Foreign Currency for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) IBOR for such Foreign Currency for such Interest Period multiplied by (b) the Statutory Reserve Rate.

        "Absolute Rate" means a rate of interest for a Competitive Loan determined from an Absolute Rate Bid that has been accepted by the Company.

        "Absolute Rate Bid" has the meaning set forth in Section 2.03(b).

        "Administrative Agent" means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder or any successor administrative agent.

        "Administrative Agent's Office" means the Administrative Agent's address and account as set forth on Schedule 10.02, or such other address or account for all or any type of Loans, as the Administrative Agent hereafter may designate by written notice to the Credit Parties and the Lenders.

        "Administrative Agent--Related Persons" means the Administrative Agent (including any successor agent), together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "Affiliate" means, as to any Person, any other Person which, directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly through one or more intermediaries, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, the ability to exercise voting power, by contract or otherwise. In no event shall the Lender be deemed an "Affiliate" of any Credit Party or of any Subsidiary of any Credit Party.

        "Agreement" means this Credit Agreement, as amended, supplemented, modified, restated or extended from time to time in accordance with the terms hereof.

        "Applicable Amount" means, (a) for any Pricing Period with respect to any Dollar LIBOR Loan or any Foreign Currency Loan, the per annum amounts set forth below (i) under "Applicable Margin Facilities Usage * 50%" if the Facilities Usage is equal to or below 50%; or (ii) under "Applicable Margin Facilities Usage ** 50%" if the Facilities Usage exceeds 50%; in each case opposite the Pricing Level in effect from time to time (it being understood that the Applicable Amount for any Dollar LIBOR Loan or Foreign Currency Loan may vary during an Interest Period if there is a change in Pricing Level at any time during such Interest Period due to a change in the Pricing Rating); and (b) with respect to the Facility Fee, the per annum amount set forth below under "Facility Fee Rate" opposite the Pricing Level in effect from time to time; in each case in basis points per annum:

            Pricing        Applicable Margin       Applicable Margin      Facility Fee
             Level       Facilities Usage * 50%  Facilities Usage ** 50%       Rate
            -------      ----------------------  -----------------------  ------------
               1                  28.5                    33.5                 9.0
               2                  31.5                    39.0                11.0
               3                  49.0                    59.0                13.5
               4                  70.0                    82.5                17.5
               5                  90.0                   107.5                22.5

-----------

*  less than or equal to

** greater than

        "Pricing Level" means, as of any date, the pricing level set forth below opposite the most creditworthy applicable Pricing Rating as in effect as of the first day of the Pricing Period in which such date occurs;

                                                           Pricing Rating
    Pricing Level                                        -----------------
    -------------                                          S&P    Moody's
                                                         ------  ---------
          1         GREATER THAN                           A-      A3
          2         EQUAL TO                               A-      A3
          3         EQUAL TO                               BBB+    Baa1
          4         EQUAL TO                               BBB     Baa2
          5         EQUAL TO OR LESS THAN                  BBB-    Baa3

        provided, however, that if there is no Pricing Rating, the Applicable Amount means (a) for any Pricing Period with respect to any Dollar LIBOR Loan or any Foreign Currency Loan, the per annum amounts set forth below
        (i) under "Applicable Margin Facilities Usage * 50%" if the Facilities Usage is equal to or below 50%, or (ii) under "Applicable Margin Facilities Usage ** 50%" if the Facilities Usage exceeds 50%; in each case opposite the Alternative Pricing Level in effect from time to time (it being understood that the Applicable Amount for any Dollar LIBOR Loan or Foreign Currency Loan may vary during an Interest Period if there is a change in the Alternative Pricing Level at any time during such Interest Period due to a change in the Debt / EBITDA Ratio), and
        (b) with respect to the Facility Fee, the per annum amount set forth below under "Facility Fee Rate" opposite the Alternative Pricing Level in effect from time to time; provided, that if the Compliance Certificate is not delivered by the date required by Section 6.02(a) at the time when the Applicable Amount is determined without a Pricing Rating, then, subject to other provisions of this Agreement, commencing on the date such Compliance Certificate was required to be delivered until the date such Compliance Certificate is delivered, the Applicable Amount set forth opposite Alternative Pricing Level 4 shall apply; in each case in basis points per annum:

            Pricing        Applicable Margin       Applicable Margin      Facility Fee
             Level       Facilities Usage * 50%  Facilities Usage ** 50%       Rate
            -------      ----------------------  -----------------------  ------------
              1                  31.5                      39.0               11.0
              2                  49.0                      59.0               13.5
              3                  70.0                      82.5               17.5
              4                  90.0                     107.5               22.5

        "Alternative Pricing Level" means, as of any date, the pricing level set forth opposite the lowest Debt / EBITDA Ratio determined at the most recent quarter-end prior to the first day of the Pricing Period in which such date occurs:


----------

*  less than or equal to

** greater than

     Alternative
    Pricing Level   Debt / EBITDA Ratio
    -------------   ------------------------------------------------
          1         LESS THAN 1.0
          2         EQUAL TO OR GREATER THAN 1.0 BUT LESS THAN 1.5
          3         EQUAL TO OR GREATER THAN 1.5 BUT LESS THAN 2.0
          4         EQUAL TO OR GREATER THAN 2.0 BUT LESS THAN 2.75

        "Debt / EBITDA Ratio" means, at any date of determination, the ratio of consolidated debt of the Company, as of such date, to EBITDA at the most recent quarter-end for the preceding four fiscal quarters.

        "Pricing Level Change Date" means (a) with respect to any change in the Pricing Rating which results in a change in the Applicable Amount, the date of the public announcement of the change in such Pricing Rating or
        (b) with respect to any change in the Debt / EBITDA Ratio which results in a change in the Applicable Amount, the date upon which the Company is required by Section 6.02(a) to deliver such Compliance Certificate.

        "Pricing Period" means (a) the period commencing on the Closing Date and ending on the first Pricing Level Change Date to occur thereafter and
        (b) each subsequent period commencing on each Pricing Level Change Date and ending the day prior to the next Pricing Level Change Date.

        "Pricing Rating" means, as of any date of determination, the rating, if any, of the Company's senior unsecured debt, as determined by either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); provided, that if the Company's senior unsecured debt is rated by both of such rating agencies, then the more creditworthy of such credit ratings shall apply unless there is a split rating of two grades or more, in which case the rating one grade above the lower rating shall apply.

        "Applicable Taxes" means any and all present or future taxes (including documentary taxes), levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto imposed by a Governmental Authority relating to any Loan Document, including any liabilities imposed on amounts paid by any Credit Party to indemnify or reimburse any Person for such amounts, excluding Lender Taxes.

         "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

        "Availability Period" means the period commencing on the Closing Date and ending, subject to Article VIII, on the day before the Maturity Date.

        "Base Rate" means the higher of: (a) the Federal Funds Rate plus 0.50%, or (b) the rate of interest publicly announced from time to time by JPMorgan Chase Bank as its reference rate, which shall not necessarily be its lowest or best rate charged to any of its customers.

        "Base Rate Loan" means a Dollar Loan made hereunder from any Lender's Domestic Lending Office that bears interest at the Base Rate.

        "Borrower" means, in respect of any Dollar Loan, the Company and, in respect of any Foreign Currency Loan, the Foreign Borrower borrowing such Foreign Currency Loan under this Agreement.

        "Borrowing" and "Borrow" each mean, a borrowing hereunder consisting of Loans of the same type made on the same day and, other than in the case of Base Rate Loans, having the same Interest Period.

        "British Pounds Sterling" means lawful money of the United Kingdom.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided that when used in connection with any Borrowing, Continuation, Conversion to or from, prepayment, assignment, participation or determination of any interest rate, margin, fee, Interest Period or interest or principal payment date or similar determination in respect of any (a) Dollar LIBOR Loan or Foreign Currency Loan in British Pounds Sterling, "Business Day" shall exclude any such day on which commercial banks are not open for dealings in deposits in the London interbank market, (b) Foreign Currency Loan in Euros, "Business Day" shall also exclude any day on which the TARGET payment system is not open for the settlement of payment in Euro and (c) Foreign Currency Loan in any other Foreign Currency, "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in such Foreign Currency in the Principal Financial Center for such Foreign Currency.

        "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law (provided that if such guideline, request or directive does not have the force of law, compliance therewith is customary for banks regulated in a manner similar to such Lender), rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of such Lender or of any corporation controlling such Lender.

        "Capital Lease" has the meaning specified in the definition of Capital Lease Obligations.

        "Capital Lease Obligations" means all monetary obligations of any Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

        "Canadian Dollars" means lawful money of Canada.

        "CERCLA" has the meaning specified in the definition of "Environmental Laws."

        "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of a Lender.

        "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by the Lenders and the Administrative Agent.

        "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

        "Commitment" means, for each Lender, the amount set forth as such opposite such Lender's name on Schedule 2.01 under Commitment, as such amount may be reduced pursuant to the terms of this Agreement (collectively, the combined "Commitments") . The respective Pro Rata Shares of the Lenders in the combined Commitments are set forth in Schedule 2.01.

        "Committed Loan" means a Dollar Loan or a Foreign Currency Loan.

        "Committed Loan Note" means the promissory note made by any Borrower in favor of a Lender evidencing such Lender's Committed Loans, in the case of Dollar Loans, substantially in the form of Exhibit C and, in the case of Foreign Currency Loans, in such form as the Administrative Agent may require in light of commercial banking practices in the jurisdiction of the applicable Foreign Borrower, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted (collectively, the "Committed Loan Notes").

        "Company" has the meaning specified in the preamble.

        "Competitive Bid" means (a) a written bid delivered to the Administrative Agent to provide Competitive Loans, substantially in the form of Exhibit D-2, duly completed and signed by a Lender, or (b) a telephonic bid made by a Lender to the Administrative Agent to provide Competitive Loans including the substance of Exhibit D-2, promptly confirmed by a written Competitive Bid.

        "Competitive Bid Maximum" means the maximum amount(s) a Lender is willing to bid under a Competitive Bid for all Competitive Loans included therein and/or individual Competitive Loans included therein.

        "Competitive Bid Request" means (a) a written request delivered to the Administrative Agent requesting Competitive Bids, substantially in the form of Exhibit

D-l, duly completed and signed by a Responsible Officer, or (b) a telephonic request made by a Responsible Officer to the Administrative Agent requesting Competitive Bids including the substance of Exhibit D-1, promptly confirmed by a written Competitive Bid Request.

        "Competitive Loan" means a Loan made by any Lender to the Company under the combined Commitments not determined by that Lender's Pro Rata Share pursuant to Section 2.03, bearing interest at an Absolute Rate or on the basis of a margin above or below Adjusted Dollar LIBOR. All Competitive Loans will be made in Dollars.

        "Competitive Loan Minimum Amount" means, with respect to each of the following actions with respect to each type of Competitive Loan, the following amounts set forth opposite such action under such type of Competitive Loan (a reference to "Competitive Loan Minimum Amount" shall also be deemed a reference to the multiples in excess thereof set forth on the last line below):

                                          Absolute Rate         LIBOR
           Type of Action                    Minimum           Minimum
           -------------------------------------------------------------
           Competitive Bid Requests        $5,000,000         $5,000,000
           Competitive Bids                $1,000,000         $5,000,000
           Competitive Loans               $1,000,000         $5,000,000
           Multiples in excess             $  500,000         $1,000,000
           of above amounts

        "Competitive Loan Note" means the promissory note made by the Company in favor of a Lender evidencing the Competitive Loans made by that Lender, substantially in the form of Exhibit D-3, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted (collectively, the "Competitive Loan Notes").

        "Competitive Loan Requisite Time" means, with respect to any of the actions listed below, the time set forth opposite such action on or prior to the date set forth below (all times are New York time):

Action                       Time                               Date
------                       ----                               ----
                                          Absolute Rate Loan      Dollar LIBOR Loan
                                          ------------------      -----------------
Competitive Bid Request      11:00 a.m.   1 Business Day prior    4 Business Days prior
                                          to Credit Date          to Credit Date
Competitive Bid by Lenders   11:00 a.m.   Credit Date             3 Business Days prior
other than Administrative                                         to Credit Date
Agent
Competitive Bid by           10:45 a.m.   Credit Date             3 Business Days prior
Administrative Agent as                                           to Credit Date
Lender under this Agreement
Company's Acceptance         11:30 a.m.   Credit Date             3 Business Days prior
                                                                  to Credit Date

        "Compliance Certificate" means a certificate substantially in the form of Exhibit B, properly completed and signed by a Responsible Officer.

        "Consolidated Funded Debt" means, for any period, for the Company and its subsidiaries on a consolidated basis in accordance with GAAP, an amount equal to the sum of, without duplication, (a) all indebtedness of the Company and its consolidated subsidiaries for borrowed money plus (b) all Indebtedness of the Company and its consolidated subsidiaries incurred in connection with the acquisition of assets or property plus (c) the principal portion of all Capital Lease Obligations of the Company and its consolidated subsidiaries plus (d) all obligations of the Company and its consolidated subsidiaries under Permitted Accounts Receivable Financings plus (e) indebtedness of the Company and its consolidated subsidiaries attributable to Synthetic Leases related to tangible Property plus (f) Deferred Purchase Price Obligations of the Company and its consolidated subsidiaries plus (g) all Guaranty Obligations of the Company and its consolidated subsidiaries with respect to indebtedness for borrowed money of any other Person; in each of cases (a) through (g) as of the last day of such period.

        "Continuation" and "Continue" each mean, with respect to any Loan other than a Base Rate Loan, the continuation of such Loan as the same type of Loan in the same principal amount, but with a new Interest Period and an interest rate determined as of the first day of such new Interest Period. Continuations must occur on the last day of the Interest Period for such Loan.

        "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

        "Controlled Group" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Section 414(b) or (c) of the Code.

        "Conversion" and "Convert" each mean, with respect to any Committed Loan, the conversion of one type of Loan into another type of Loan. With respect to Loans other than Base Rate Loans, Conversions other than Conversion upon a Default or Event of Default must occur on the last day of the Interest Period for such Loan.

        "Credit Date" means (i) with respect to any Loan, the Business Day set forth in the relevant Request for Extension of Credit or Competitive Bid Request, as applicable, as the date upon which the applicable Borrower desires to borrow such Loan, and (ii) with respect to any Letter of Credit, the Business day set forth in the relevant LC Request as the date upon which the Company desires the Issuing Bank to issue such Letter of Credit.

        "Credit Parties" means the Company and the Foreign Borrowers, collectively.

        "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

        "Default Rate" means an interest rate equal to the underlying interest rate applicable to such type of Loan plus the Applicable Amount, if any, otherwise applicable plus 2%, to the fullest extent permitted by any Requirement of Law.

        "Deferred Purchase Price Obligations" means, as applied to any Person, all monetary obligations to make scheduled payments in excess of $10,000,000 with respect to the deferred purchase price of Property or services (other than trade accounts payable in the Ordinary Course of Business).

        "Disposition" means the voluntary sale, transfer, or other disposition (but not including a pledge or hypothecation except as set forth below in this definition) of any asset of the Company or any of its Subsidiaries, including without limitation any sale, assignment, pledge, hypothecation, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith, other than a Permitted Disposition.

        "Dollar LIBOR" has the meaning specified in the definition of "IBOR."

        "Dollar LIBOR Loan" means a Loan made hereunder to the Company that bears interest at a rate determined by reference to Adjusted Dollar LIBOR.

        "Dollar Loan" means a revolving Loan made to the Company by any Lender in accordance with its Pro Rata Share under that Lender's Commitment pursuant to
Section 2.01(a), and includes Dollar LIBOR Loans and Base Rate Loans. All Dollar Loans will be made in Dollars.

        "Dollars" and the sign "$" each mean lawful money of the United States of America.

        "Domestic Lending Office" means, with respect to each Lender, its office, branch or affiliate specified as its domestic lending office by notice to the Administrative Agent.

        "EBITDA" means, for any period, for any Person, an amount equal to Net Income of such Person and its consolidated subsidiaries for that period, plus (without duplication and to the extent incorporated in the calculation of Net Income) (a) Interest Expense of such Person and its consolidated subsidiaries for that period, plus (b) the aggregate amount of consolidated federal and state taxes on or measured by income of such Person and its consolidated subsidiaries for that period (whether or not payable during that period), plus (c) consolidated depreciation, amortization and all other non-cash items

(including non-cash compensation and impairment charges) of such Person and its consolidated subsidiaries for that period, minus (d) any gains attributable to the sale of assets plus (e) any losses attributable to the sale of assets, and minus (f) any items of income or loss in respect of (1) equity in the income or loss of unconsolidated affiliates or (2) minority interests in the income or loss of consolidated subsidiaries, in each case as determined in accordance with GAAP; it being understood that any items of loss or expense would be added to, and any items of gain or income would be deducted from Net Income for the purpose of determining EBITDA under this paragraph.

        "Effective Date" has the meaning specified in Section 4.03.

        "Eligible Assignee" means (i) a financial institution organized under the laws of the United States, or any state thereof, and having total assets of at least $1,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets of at least $1,000,000,000, provided that such bank is acting through a branch or agency located in the United States; (iii) a Person that is primarily engaged in the business of commercial banking and that is (a) a Subsidiary of a Lender, (b) a Subsidiary of a Person of which a Lender is a Subsidiary, or (c) a Person of which a Lender is a Subsidiary; (iv) a CLO, or
(v) another Lender.

        "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), Property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        "Environmental Laws" means all federal, state or local laws, statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices, binding agreements, licenses, authorizations and permits issued, promulgated or entered into by any Governmental Authority, in each case relating to environmental, health, safety and land use matters (excluding matters relating to zoning and building permits); including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

        "Equivalent Amount" means at any time of determination, with respect to any amount in any currency denominated in a Foreign Currency, the net amount of Dollars into which such amount of Foreign Currency would be converted at such time at applicable exchange rates, as determined by the Administrative Agent, which determination will be final in the absence of manifest error.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company or any Subsidiary of the Company within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

        "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan which is a Materially Underfunded Plan; (b) a withdrawal by any member of the Controlled Group from a Qualified Plan which is a Materially Underfunded Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any member of the Controlled Group from a Multiemployer Plan which is a Materially Underfunded Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan which is a Materially Underfunded Plan subject to Title IV of ERISA; (e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan which is a Materially Underfunded Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan which is a Materially Underfunded Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the Controlled Group with respect to a Materially Underfunded Plan; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Qualified Plan which is a Materially Underfunded Plan; (i) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction which would have a Material Adverse Effect; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under
Section 401(a) of the Code by any fiduciary with respect to any Qualified Plan for which the Company or any of its Subsidiaries may be directly or indirectly liable which would have a Material Adverse Effect.

        "Euro" means lawful money of Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain, and such other countries as may hereafter join the Euro Zone.

        "Eurocurrency Lending Office" means, with respect to each Lender, its office, branch or affiliate specified as its Eurocurrency lending office by notice to the Administrative Agent.

        "Euromarket Funded" means, with respect to a Loan, that such Loan shall bear interest by reference to Dollar LIBOR or London IBOR (both as defined in the definition of "IBOR") plus the Applicable Amount, and that such Loan shall be made from the relevant Eurocurrency Lending Office of the Lender making such Loan.

        "Event of Default" has the meaning provided in Section 8.01.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Existing Agreement" means that certain Credit Agreement dated as of August 20, 1997 between the Company and Bank of America National Trust and Savings Association, as administration agent, Morgan Guaranty Trust Company of New York, as syndication agent, Citicorp USA, Inc., as documentation agent, and various lenders.

        "Extension of Credit" means the Borrowing, Conversion or Continuation of any Loans (collectively, the "Extensions of Credit").

        "Facility Fee" means the fee payable by the Company to the Administrative Agent pursuant to Section 2.07.

        "Facilities Usage" means, as of any date, the amount expressed as a percentage calculated as (A) the sum of (i) all Loans outstanding under the 364-Day Agreement and (ii) all Loans outstanding and the amount of the LC Exposure under this Agreement divided by (B) the sum of (i) the Lenders' Commitments under this Agreement and (ii) the Lenders' Commitments under the 364-Day Agreement; provided that for the purposes of subclauses (A)(i) and
(B)(ii) of this paragraph only, the terms "Lenders", "Loans", and "Commitments" shall have the meanings as defined under the 364-Day Agreement.

        "Federal Funds Rate" means the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day of determination (or if such day of determination is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transaction received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

        "Federal Reserve Board" means the U.S. Board of Governors of the Federal Reserve System, or any successor thereto.

        "Fiscal Quarter" means, as applicable, the fiscal quarter of the Company and its Subsidiaries as reflected in the Company's consolidated financial statements.

        "Fiscal Year" means, as applicable, the fiscal year of the Company and its Subsidiaries as reflected in the Company's consolidated financial statements.

        "Foreign Borrower" means any Person that becomes a Foreign Borrower hereunder in accordance with Section 2.01(d), but only to the extent Foreign Borrower Obligations of such Person are outstanding.

        "Foreign Borrower Joinder Agreement" means an agreement in the form attached as Exhibit J.

        "Foreign Borrower Obligations" means all Obligations of Foreign
Borrowers.

        "Foreign Currency" means British Pounds Sterling, Canadian Dollars, Japanese Yen and Euro or such other currency as agreed to by the Administrative Agent and all Lenders. Each currency must be one (a) that is readily available to the Lenders and freely transferable and convertible into Dollars, and (b) in which deposits are generally available to the Lenders in the London interbank market.

        "Foreign Currency Limit" means, at any time, the lesser of (a) $100,000,000 and (b) 100% of the combined Commitments in effect at such time.

        "Foreign Currency Loan" means a revolving Loan made hereunder to a Foreign Borrower in a Foreign Currency and bearing interest at Adjusted IBOR for such Foreign Currency.

        "GAAP" means generally accepted accounting principles in the United States of America set forth from time to time in the opinions and pronouncements of the U.S. Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the U.S. Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

        "Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental agency, central bank or comparable authority, authority, board, bureau, commission, department or instrumentality, or (c) any court or administrative tribunal.

        "Guaranty" means the guaranty, dated as of July 31, 2002 and executed by the Company in the form attached as Exhibit K.

        "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, letter of credit, surety bond, bankers' acceptance or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any Property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

        "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

        "Hedging Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Hedging Agreement; provided further that no contingent purchase price, earn-out, royalty or similar payment obligation relating to any acquisition or divestiture of a Person by the Company or its Subsidiaries or contract for intellectual property or other goods and services supplied or received by the Company or its Subsidiaries shall be a Hedging Agreement.

        "IBOR" shall mean, with respect to any Interest Period for a Dollar LIBOR Loan or Foreign Currency Loan, the rate per annum determined by the Administrative Agent as follows:

               (a) in the case of a Dollar LIBOR Loan, the rate ("Dollar LIBOR") appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then "IBOR" and "Dollar LIBOR" with respect to such Dollar LIBOR Loan for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; or

               (b) in the case of a Euromarket Funded Foreign Currency Loan (other than Loans in British Pounds Sterling), the rate ("London IBOR") appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in such Foreign Currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, "IBOR" and "London IBOR" with respect to such Euromarket Funded Foreign Currency Loan for such Interest Period shall be the rate at which deposits in such Foreign Currency in an amount substantially equal to the principal amount of such Foreign Currency Loan and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; or

               (c) in the case of a Euromarket Funded Foreign Currency Loan in British Pounds Sterling or a Locally Funded Foreign Currency Loan, the rate ("Local Market IBOR") at which deposits in such Foreign Currency in an amount substantially equal to the principal amount of such Foreign Currency Loan and for a maturity comparable to such Interest Period are offered by the principal office of the Administrative Agent in the interbank deposit market in the Principal Financial Center of such Foreign Currency in immediately available funds at approximately 11:00 a.m., local time, two Business Days prior to the commencement of such Interest Period.

        "IBOR Loans" means Dollar LIBOR Loans and Foreign Currency Loans.

        "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the ordinary course of business pursuant to ordinary terms); (c) all matured or drawn and unreimbursed reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, to the extent non-contingent); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations;
(g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above. Indebtedness shall not include life insurance policy loans to officers, directors and employees of such Person, to the extent such loans are secured by the surrender value of such life insurance policy.

        "Information Memorandum" means the Confidential Information Memorandum dated June 19, 2002 relating to the Company and the Transactions.

        "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in the case of clause (a) and (b) undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

        "Interest Coverage Ratio" means, for the four consecutive financial quarters immediately preceding the determination, the ratio of (i) EBITDA to
(ii) Interest Expense.

        "Interest Expense" means, for any period, for any Person, the sum, without duplication, of total consolidated interest expense (including that portion attributable to Capitalized Leases in conformity with GAAP) of such Person and its consolidated subsidiaries.

        "Interest Payment Date" means, (a) with respect to any Committed Loan that is a IBOR Loan, (i) the last day of each Interest Period applicable to, or the maturity of, such Loan; provided, however, that if any Interest Period for a IBOR Loan exceeds three months, interest shall also be paid on the date which falls, as applicable, three, six, or nine months after the beginning of such Interest Period; (ii) any date that such Loan is prepaid in whole or in part, and (iii) the Maturity Date, and (b) with respect to any Base Rate Loan, the last Business Day of each calendar quarter and the Maturity Date.

        "Interest Period" means, as to any Committed Loan other than a Base Rate Loan, the period commencing on the date specified by the applicable Credit Party in its Request for Extension of Credit and ending one, two, three or six months (or, in the case of a Dollar LIBOR Loan, if consented to by all Lenders, nine or 12 months) thereafter, provided that:

        (a) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

        (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

        (c) No Interest Period for any Loan shall extend beyond the Maturity
        Date.

        "Issuing Bank" means JPMorgan Chase Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.11(i). The Issuing Bank may arrange for one or more Letters of Credit to be issued by its Affiliates, other Lenders or their Affiliates, with the prior approval of the Administrative Agent and such Lenders or Affiliates, in which case the term "Issuing Bank" shall include any such Lender or Affiliate with respect to Letters of Credit issued by it.

        "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

        "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Pro Rata Share of the total LC Exposure at such time.

        "LC Request" means a request by the Company for a Letter of Credit pursuant to Section 2.11(b) in the form attached as Exhibit E hereto.

        "LC Requisite Time" means 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt.

        "Letter of Credit" means a Dollar-denominated letter of credit of an Issuing Bank issued pursuant to this Agreement or issued pursuant to any other arrangement and incorporated as a "Letter of Credit" under this Agreement pursuant to Section 2.11(b).

        "Lender" means each lender from time to time party hereto.

        "Lender Taxes" means, in the case of each Lender, the Administrative Agent, each Eligible Assignee, and any Affiliate or Lending Office thereof: (a) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, by
(i) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Lending Office or (ii) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political subdivision thereof) absent the Transactions), (b) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Authority in each case after the date hereof) or (c) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide the Company with the appropriate form or forms required by Section 10.20, to the extent such forms are then required by any Requirement of Law.

        "Lending Office" means, as to any Lender, either its Domestic Lending Office, Eurocurrency Lending Office or its Local Currency Lending Office, as the context may require.

        "LIBOR Margin Bid" has the meaning set forth in Section 2.03(b).

        "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, lien (statutory or other) or other security interest or encumbrance (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law), but not including the interest of a lessor under an Operating Lease.

        "Loan" means any advance made or to be made by any Lender to the Company as provided in Article II, and includes Committed Loans and Competitive Loans.

        "Loan Documents" means, collectively, this Agreement, any Foreign Borrower Joinder Agreements, the Guaranty, the Notes, any Letters of Credit and the related applications and agreements, any Request for Extension of Credit, any Compliance Certificate and any other agreements of any type or nature hereafter executed and delivered by the Company or any of its Subsidiaries or Affiliates to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

        "Local Currency Lending Office" means, with respect to each Lender and each Foreign Currency, the office, branch or affiliate of such Lender located in the country of the Principal Financial Center for such Foreign Currency as it may hereafter designate as its Local Currency Lending Office for such Foreign Currency by notice to the Administrative Agent.

        "Local Market IBOR" has the meaning specified in the definition of "IBOR."

        "Locally Funded" means, with respect to a Foreign Currency Loan, that such Loan shall bear interest by reference to Local Market IBOR (as defined in the definition of "IBOR") for the relevant Foreign Currency plus the Applicable Amount, and that such Loan shall be made from the relevant Local Currency Lending Office of the Lender making such Loan.

        "London IBOR" has the meaning specified in the definition of "IBOR."

        "Margin Stock" means "margin stock" as such term is defined in Regulations T, U and X of the Federal Reserve Board.

        "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations and condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform its material obligations under this Agreement, or (c) the legality, validity, binding effect or enforceability of any Loan Document.

        "Materially Underfunded Plan" means, at any time, a Plan or Plans having aggregate Unfunded Pension Liabilities in excess of $10,000,000.

        "Maturity Date" means July 31, 2007.

        "Minimum Amount" means, with respect to each action described below, the following amount set forth opposite such action (or, in respect of an action relating to a Foreign Currency Loan, an amount of the applicable Foreign Currency (rounded up to the nearest 1,000 British Pounds Sterling, Euros or 100,000 Japanese Yen, as the case may be) the Equivalent Amount of which is equal to the Dollar amount set forth below):

                                                                      Minimum Multiples
                                                                         in excess of
Type of Action                                       Minimum Amount     Minimum Amount
------------------------------------------------     -------------    -----------------
Borrowing of, prepayment of or Conversion into,        $5,000,000          $ 500,000
Base Rate Loans

Borrowing of, prepayment or Continuation of, or        $5,000,000         $1,000,000
Conversion into, Dollar LIBOR Loans

Voluntary Reduction of Commitments                     $5,000,000         $1,000,000

Borrowing of, prepayment or Continuation of            $5,000,000         $1,000,000
Foreign Currency Loans

Assignments                                            $5,000,000                n/a

        "Multiemployer Plan" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or has made, or been obligated to make, contributions, but does not include (i) Multiemployer Plans to which no member of the Controlled Group had withdrawal liability and an obligation to contribute at all times following the enactment of the Multiemployer Pension Plan Amendments Act of 1980, and (ii) Multiemployer Plans as to which all members of the Controlled Group have both completely withdrawn and paid the full amount of any withdrawal liability.

        "Net Income" means, with respect to any fiscal period, for any Person the consolidated net income of such Person and its consolidated subsidiaries, determined in accordance with GAAP.

        "Notes" means, collectively, the Committed Loan Notes and the Competitive Loan Notes.

        "Notice of Assignment and Acceptance" means a Notice of Assignment and Acceptance substantially in the form of Exhibit G.

        "Notice of Letter of Credit Withdrawal" means a request by the Company for the withdrawal of a Letter of Credit pursuant to Section 2.11(j) substantially in the form of Exhibit F.

        "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

        "Notice of Participation" means a Notice of Participation substantially in the form of Exhibit I.

        "Obligations" means all obligations of every kind or nature of each Credit Party from time to time owed to the Administrative Agent, any Lender, any Person entitled to indemnification, or any one or more of them, under any one or more of the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise, and whether absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, now existing or hereafter arising, pursuant to the terms of any of the Loan Documents, and including interest that accrues after the commencement of any Insolvency Proceeding.

        "Operating Lease" means, as applied to any Person, any lease of Property which is not a Capital Lease other than any such lease under which that Person is the lessor.

        "Ordinary Course Guaranty Obligations" means any Guaranty Obligations of any Person consisting of obligations in respect of surety bonds, letters of credit (other than letters of credit in support of indebtedness for borrowed money of any Person), performance bonds, leases, indemnities or similar obligations, in each case incurred in connection with a transaction entered into in the Ordinary Course of Business of such Person.

        "Ordinary Course of Business" means, in respect of any transaction involving any Person, the ordinary course of such Person's business, as conducted by any such Person in accordance with past practice.

        "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation relating to the foregoing or the organization of such corporation.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Permitted Accounts Receivable Financing" means a sale or discount of accounts receivable of any Person (a) that does not involve the creation of a Lien or negative pledge on any accounts receivable not so sold or discounted and
(b) that does not involve in the aggregate the sale or discount of accounts receivable having a book value exceeding $100,000,000.

        "Permitted Disposition" means a Disposition of (a) inventory or other assets sold, leased or otherwise disposed of in the Ordinary Course of Business of the Company or a Subsidiary, (b) Dispositions of inventory, or used, worn-out or surplus equipment, all in the Ordinary Course of Business, (c) Dispositions of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment or where the Company or its Subsidiary determine in good faith that the failure to replace such equipment will not be detrimental to the business of the Company or its Subsidiary, (d) a Disposition to the Company or a Subsidiary,
(e) Dispositions of accounts receivable in connection with a Permitted Accounts Receivable Financing, or (f) Dispositions identified on Schedule 7.02.

        "Permitted Liens" means:

               (a) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no Notice of Lien has been filed or recorded under the Code;

               (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto or which do not in the aggregate with respect to any one Property so encumbered have a Material Adverse Effect;

               (c) Liens (other than any Lien imposed by ERISA) incurred or pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

               (d) (i) Liens on Property acquired by the Company or any of its Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition;
        (ii) Liens existing on any asset of any person at the time such person becomes a Subsidiary of the Company and not created in contemplation of such event; (iii) Liens on any asset of any person existing at the time such person is merged or consolidated with or into the Company or a Subsidiary of the Company and not created in contemplation of such event; (iv) Liens arising out of the refinancing, extension, renewal or refunding of any obligations secured by any Lien permitted by this clause (d); provided that such obligations are not increased and are not secured by any additional assets; and (v) Liens related to the acquisition, construction or alteration of Property (including liens placed upon the acquired Property up to 270 days following such acquisition, or completion of such construction or alteration), including purchase money liens;

               (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

               (f) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution;

               (g) Liens on the Property of the Company or any of its Subsidiaries securing (i) the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, and (ii) obligations on surety and appeal bonds, and (iii) other obligations of a like nature incurred in the Ordinary Course of Business;

               (h) Liens associated with a Permitted Accounts Receivable Financing;

               (i) Liens on Property or assets of a Subsidiary of the Company to secure Indebtedness of such Subsidiary to the Company or its Subsidiaries;

               (j) Liens securing financing for all or a portion of the purchase or construction cost of real Property acquired after the Closing Date to be used in the Ordinary Course of the Business (provided that any such Lien shall not encumber any other Property of the Company or its Subsidiaries), including Capital Lease Obligations and the ownership by third parties of assets capitalized as finance leases under GAAP;

               (k) Liens arising from purchase money financing of equipment, including Capital Lease Obligations and the ownership by third parties of assets capitalized as finance leases under GAAP;

               (l) Liens arising in the Ordinary Course of Business in favor of a customer, which Liens are inherent in the government contracting process; and

               (m) Liens on assets identified as "Restricted Cash" on the Company's balance sheet which are payable to third parties.

        "Person" means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Authority, or other entity.

        "Plan" means an employee pension benefit plan (as defined in Section 3(2) of ERISA) which any member of the Controlled Group sponsors or maintains or to which the Company or member of the Controlled Group makes or is obligated to make contributions, and which is subject to the provisions of Title IV of ERISA.

        "Principal Financial Center" means (a) in the case of Canadian Dollars, Toronto, Canada, (b) in the case of Euros, Frankfurt, Germany, (c) in the case of Yen, Tokyo, Japan, (d) in the case of British Pounds Sterling, London, United Kingdom, and (d) in the case of any Foreign Currency other than listed in subclauses (a) through (d), as agreed between the Administrative Agent and the Company on or prior to the date on which a Foreign Currency Loan in such other Foreign Currency is made.

        "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

        "Pro Rata Share" means, with respect to each Lender, the percentage of the combined Commitments set forth opposite the name of that Lender on Schedule 2.01.

        "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064 (a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

        "Quarterly Payment Date" means each June 30, September 30, December 31 and March 31.

        "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

        "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder for which the requirement of 30-day notice has not been waived, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

        "Request for Extension of Credit" means a written request substantially in the form of Exhibit A, duly completed and signed by a Responsible Officer.

        "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

        "Requisite Lenders" means (a) as of any date of determination if the Commitments are then in effect, Lenders having in the aggregate 51% or more of the combined Commitments then in effect and (b) as of any date of determination if the Commitments have then been terminated and there are Loans outstanding, Lenders holding Loans aggregating 51% or more of the aggregate outstanding principal amount of the Loans.

        "Requisite Notice" means, unless otherwise provided herein, (a) irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such Person, or (b) irrevocable written notice to the intended recipient, in each case (x) delivered or made to such Person at the address, telephone number or facsimile number set forth on Schedule 10.02 or as otherwise designated by such Person by Requisite Notice to the Administrative Agent and
(y) if made by any Credit Party, given by a Responsible Officer. Any written notice shall be in the form, if any, prescribed in the applicable section and may be given by facsimile provided such facsimile is promptly confirmed by a telephone call to such recipient.

        "Requisite Time" means, with respect to any of the actions listed below, the time set forth opposite such action on or prior to the date set forth below (all times are New York Time):

                       Action                           Time               Date
--------------------------------------------------    ---------      -------------
Borrowing of or Conversion into, Base Rate Loans      11:00 a.m.     Relevant date

Prepayment of Base Rate Loans                         1:00 p.m.      Relevant date

Borrowing of, Continuation of, prepayment of or       1:00 p.m.      3 Business Days
Conversion into Dollar LIBOR Loans of 1, 2, 3 or 6                   prior to relevant
months                                                               date

Borrowing of, Continuation of, prepayment of or       1:00 p.m.      3 Business Days
Conversion into, Dollar LIBOR Loans of 9 or 12                       prior to relevant
months                                                               date

Initial Borrowing of Foreign Currency Loans by a      1:00 p.m.      5 Business Days
Foreign Borrower                                                     prior to Credit Date

                       Action                           Time               Date
--------------------------------------------------    ---------      -------------
Other Borrowings, Continuations or prepayment of      1:00 p.m.      3 Business Days
Foreign Currency Loans                                               prior to relevant
                                                                     date

Voluntary Reduction of Commitments                    1:00 p.m.      3 Business Days
                                                                     prior to relevant
                                                                     date

Funds made available by Lenders to Administrative     1:00 p.m.      Relevant Date
Agent

Funds made available by applicable Credit Party       2:00 p.m.      Relevant Date
to Administrative Agent

Termination of Commitment, replacement                1:00 p.m.      3 Business Days
                                                                     prior to date of
                                                                     termination or
                                                                     replacement

        "Responsible Officer" means the chief executive officer, the president, the chief operating officer, the chief financial officer, the chief legal officer, the treasurer or the controller of each of the Credit Parties. Any document or certificate hereunder that is signed or executed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the relevant Credit Party and to have acted on behalf of such Credit Party.

        "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Significant Subsidiary" means, with respect to any Person, any Subsidiary that meets the definition of "significant subsidiary" under Rule 1-02(w) of Regulation S-X promulgated by the U.S. Securities and Exchange Commission.

        "Statutory Reserve Rate" means, (a) for any Dollar LIBOR Loan, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate maximum reserve percentages, if any (expressed as a decimal, rounded upward to the nearest 1/100th of 1%), in effect on the date Dollar LIBOR for such Interest Period is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period and
(b) for any Foreign Currency Loan, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate maximum reserve percentages, if any (expressed as a decimal, rounded upward to the nearest 1/100th of 1%), in effect on the date IBOR for such Interest Period is determined (whether or not applicable to any Bank) under generally applicable regulations and guidelines for determining the reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding in the applicable Foreign Currency having a term comparable to such Interest Period. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

        "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

        "Synthetic Lease" means, with respect to any Person, (a) a so-called synthetic lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

        "364-Day Agreement" means the 364-Day credit agreement, dated as of July 31, 2002, among the Company, JPMorgan Chase Bank, as Administrative Agent, and various lenders.

        "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Officer) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Officer).

        "Transactions" means the execution, delivery and performance by the Company of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

        "type" of Loan means (a) a Base Rate Loan, (b) a Dollar LIBOR Loan, (c) a Competitive Loan bearing interest at an Absolute Rate, (d) a Competitive Loan bearing interest based upon Adjusted Dollar LIBOR or (e) a Foreign Currency Loan.

        "Unfunded Pension Liabilities" means with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

        "Yen" means lawful money of Japan.

               Section 1.02. Performance; Time. Except as otherwise specifically provided herein, whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

               Section 1.03. Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided, that, if the Company notifies the Administrative Agent that the Company wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or if the Administrative Agent notifies the Company that the Requisite Lenders wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Company and the Requisite Lenders.

               Section 1.04. Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

               Section 1.05. Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

               Section 1.06. Exhibits and Schedules. All Exhibits and Schedules to this Agreement are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

               Section 1.07. References to "Subsidiaries". Any reference herein to "the Company and its Subsidiaries", "any Borrower and its Subsidiaries", "any Foreign Borrower and its Subsidiaries", "any Credit Party and its Subsidiaries" or the like shall refer solely, as the case may be, to the Company, the applicable Borrower, Foreign Borrower or Credit Party during such times, if any, as the Company, such Borrower, Foreign Borrower or Credit Party shall have no Subsidiaries.

               Section 1.08. Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.


                                   ARTICLE II

                 COMMITMENTS; INTEREST, FEES, PAYMENT PROCEDURES

               Section 2.01. The Commitments.

               (a) Subject to the terms and conditions set forth in this Agreement, each Lender severally (and not jointly) agrees, during the Availability Period (i) to make, Convert and Continue Dollar Loans to the Company as the Company may request, and (ii) to make and Continue Foreign Currency Loans to any Foreign Borrower as such Foreign Borrower may request; provided, however, that in each case: (A) for any Lender, the sum of (1) the aggregate LC Exposure of such Lender, (2) the aggregate principal amount of all Dollar Loans made by such Lender, and (3) the Equivalent Amount of the aggregate principal amount of all Foreign Currency Loans made by such Lender, shall not exceed such Lender's Commitment at any time, (B) the sum of (1) the aggregate LC Exposure of all Lenders, (2) the aggregate principal amount of all Dollar Loans made by all Lenders, (3) the Equivalent Amount of the aggregate principal amount of all Foreign Currency Loans made by all Lenders, and (4) the aggregate principal amount of all Competitive Loans made by all Lenders, shall not exceed the combined Commitments at any time, and (C) the Equivalent Amount of the aggregate principal amount of all Foreign Currency Loans made by all Lenders shall not exceed the Foreign Currency Limit at any time. Subject to the foregoing and other terms and conditions hereof, Committed Loans may be Borrowed, prepaid and reborrowed as set forth herein without premium or penalty. The Borrower may Convert a Dollar LIBOR Loan to a Base Rate Loan or a Base Rate Loan to a Dollar LIBOR Loan upon request, subject to the terms and conditions of this Agreement. The Borrower may not Convert a Dollar Loan to a Foreign Currency Loan, a Foreign Currency Loan to a Dollar Loan or a Loan in one Foreign Currency to a Loan in any other Foreign Currency. Each Competitive Loan shall be made in accordance with Section 2.03. The available Commitments also may be utilized by the Company to obtain Letters of Credit in accordance with Section 2.11.

               (b) Committed Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the Ordinary Course of Business. Upon the request of any Lender made through the Administrative Agent, such Lender's Committed Loans may be evidenced by one or more Committed Loan Notes, instead of or in addition to loan accounts. (Each such Lender may endorse on the schedules annexed to its Committed Loan Note the date, amount and maturity of its Committed Loans and payments with respect thereto.) Such loan accounts, records or Notes shall be conclusive absent manifest error of the amount of such Committed Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Credit Party to pay any amount owing with respect to the Committed Loans.

               (c) Unless the Administrative Agent and the Requisite Lenders otherwise consent, Loans with no more than 15 different Interest Periods shall be outstanding at any one time; provided that for the purposes of this sentence only, "Loans" shall mean all Loans outstanding under this Agreement, plus all loans outstanding under the 364-Day Credit Agreement.

               (d) The Company may designate one or more Subsidiaries to become Foreign Borrowers for purposes of receiving Foreign Currency Loans, provided that, (i) such Subsidiary is, directly or indirectly through one or more intermediaries, wholly-owned by the Company, (ii) such Subsidiary is neither organized nor domiciled in any State of the United States of America or in the District of Columbia, (iii) the Administrative Agent shall receive a duly executed Foreign Borrower Joinder Agreement, together with such organization documentation, certificates, opinions and other documentation and information, as may be reasonably requested by the Administrative Agent to evidence compliance with the conditions to the effectiveness of such Foreign Borrower Joinder Agreement described in Section 4.03. Foreign Currency Loans shall be Borrowed and Continued as Euromarket Funded unless the Administrative Agent, each Lender and the applicable Foreign Borrower agree that such Foreign Currency Loans shall be Locally Funded.

               Section 2.02. Borrowings, Conversions and Continuations of Committed Loans.

               (a) A Borrower may irrevocably request a Borrowing, Conversion or Continuation of Committed Loans in a Minimum Amount by delivering a duly completed Request for Extension of Credit by Requisite Notice to the Administrative Agent not later than the Requisite Time. All Borrowings, Conversions or Continuations in respect of Dollar Loans shall constitute requests for Base Rate Loans and all Borrowings or Continuations in respect of Foreign Currency Loans shall constitute requests for Foreign Currency Loans with an Interest Period of one month, in each case unless properly and timely otherwise designated as set forth in the prior sentence. In the case of Dollar LIBOR Loans, each Lender shall promptly notify the Administrative Agent (who shall promptly notify the applicable Borrower) whether such Lender, in its sole discretion, consents to funding a Dollar LIBOR Loan for such requested Interest Period(s) for such Borrowing. If any Lender does not so consent, Dollar LIBOR Loans shall not be available for such Interest Period(s) for such Borrowing.

               (b) Each Committed Loan shall be made as part of a Borrowing consisting of Committed Loans made by the Lenders ratably in accordance with their respective Commitments. Promptly following receipt of a Request for Extension of Credit, the Administrative Agent shall notify each Lender of its Pro Rata Share thereof by Requisite Notice. Each Lender shall make the funds for its Committed Loan available to the Administrative Agent at the Administrative Agent's Office not later than the Requisite Time on the Business Day specified in such Request for Extension of Credit. Upon satisfaction or waiver of the applicable conditions set forth in Article IV, all funds so received shall be made available to Borrower.

               (c) The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of Adjusted IBOR applicable to any IBOR Loan upon determination of same.

               (d) No Loans other than Base Rate Loans may be requested or continued during the existence of a Default or Event of Default. During the existence of a Default or Event of Default, the Requisite Lenders may determine that (i) any or all of the then outstanding Dollar Loans that are Dollar LIBOR Loans shall be Converted to Base Rate Loans and/or (ii) any or all of the outstanding Foreign Currency Loans with an Interest Period greater than one month shall be replaced by Foreign Currency Loans with an Interest Period of one month. Such Conversion or replacement shall be effective upon notice to the applicable Borrower from the Administrative Agent and shall continue so long as such Default or Event of Default continues to exist, or in the case of Foreign Currency Loans, the earlier expiration of the applicable Interest Period.

               (e) If a Committed Loan is to be made on the same date that another Committed Loan is due and payable, the applicable Borrower or the Lenders, as the case may be, shall make available to the Administrative Agent the net amount of funds giving effect to both such Committed Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Committed Loan.

               (f) The failure of any Lender to make any Committed Loan on any date shall not relieve any other Lender of any obligation to make a Committed Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan.

               Section 2.03. Competitive Loans.

               (a) Subject to the terms and conditions hereof, at any time and from time to time during the Availability Period, each Lender may in its sole and absolute discretion make Competitive Loans to the Company in such principal amounts as the Company may request; provided, however, that the sum of (i) the aggregate LC Exposure of all Lenders, (ii) the aggregate principal amount of all Dollar Loans made by all Lenders, (iii) the Equivalent Amount at any time of the aggregate principal amount of all Foreign Currency Loans made by all Lenders, and (iv) the aggregate principal amount of all Competitive Loans, shall not exceed at any time the combined Commitments; provided, further, that the outstanding Competitive Loans made by any Lender may exceed its Commitment. The Competitive Loans shall be deemed to utilize the combined Commitments by an amount equal to the aggregate outstanding principal amount thereof.

               (b) The Company may irrevocably request Competitive Loans in a Competitive Loan Minimum Amount therefor by delivering a duly completed Competitive Bid Request by Requisite Notice not later than the Competitive Loan Requisite Time therefor. Each Competitive Bid Request shall state whether a Competitive Bid is requested on the basis of a fixed interest rate (an "Absolute Rate Bid") or on the basis of a margin above or below Adjusted Dollar LIBOR (a "LIBOR Margin Bid"). The Company may not request Competitive Bids for more than three maturities nor request more than one type of Competitive Loan in a single Competitive Bid Request. Unless the Administrative Agent otherwise agrees, in its sole and absolute discretion, the Company may not submit a Competitive Bid Request if it has submitted another Competitive Bid Request within the prior five Business Days.

               (c) No Competitive Bid Request shall be made for an Absolute Rate Bid with a maturity of less than 14 days or more than 180 days, for a LIBOR Margin Bid with a maturity other than one, two, three or six months, or in any case with a maturity date subsequent to the Maturity Date. No more than ten different maturities for Competitive Loans may be outstanding at any time.

               (d) The Administrative Agent shall promptly notify the Lenders of a Competitive Bid Request by delivering a written copy thereof to the Lenders. Each Lender may, in its sole and absolute discretion, bid or not bid on all or a portion of the Competitive Loans requested in such Competitive Bid Request by delivering by Requisite Notice an irrevocable, duly completed Competitive Bid to the Administrative Agent by the Competitive Loan Requisite Time for delivering Competitive Bids. Any Competitive Bid received after such Competitive Loan Requisite Time, that is in a form other than a duly completed Competitive Bid Request, or that is otherwise not responsive to the Competitive Bid Request shall be disregarded. A Lender may subsequently correct any Competitive Bid containing a manifest error if it does so by the Competitive Loan Requisite Time for delivering Competitive Bids. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender's Competitive Bid.

               (e) The Competitive Bid Maximum offered by a Lender for any Competitive Loan(s) requested in a Competitive Bid may be less than the principal amount of such Competitive Loan(s) requested by the Company, but shall not be less than the Competitive Loan Minimum Amount for any Competitive Loan for which such Lender is bidding. Each Competitive Bid shall expire unless accepted by the Company prior to the Competitive Loan Requisite Time for accepting Competitive Bids.

               (f) The Administrative Agent shall promptly notify the Company of the names of the Lenders providing conforming Competitive Bids and the terms of such Competitive Bids. The Company may, in its sole and absolute discretion, accept or reject any Competitive Bid, or any portion thereof, provided, that if the Company accepts any Competitive Bid, or any portion thereof, the following shall apply: (i) the Company must notify the Administrative Agent of its acceptance of any Competitive Bids not later than the Competitive Loan Requisite Time for doing so, (ii) the Company must accept all Absolute Rate Bids at all lower fixed interest rates before accepting any portion of Absolute Rate Bids at a higher fixed interest rate, (iii) the Company must accept all LIBOR Margin Bids at all lower margins over Adjusted Dollar LIBOR before accepting any portion of LIBOR Margin Bids at a higher margin over Adjusted Dollar LIBOR, (iv) each Competitive Loan to be made must be in a Competitive Loan Minimum Amount therefor, (v) if two or more Lenders have submitted a Competitive Bid at the same fixed interest rate or margin, then the Company must accept either all of such Competitive Bids or accept such Competitive Bids in the same proportion as the Competitive Bid Maximum of each Lender for such Competitive Loan bears to the aggregate Competitive Bid Maximums of all such Lenders for such Competitive Loans (subject to clause (iv) above) and (vi) the Company may not accept Competitive Bids for an aggregate amount in excess of the Competitive Loans requested in its Competitive Bid Request.

               (g) The Administrative Agent shall promptly notify each of the Lenders whose Competitive Bid, or any portion thereof, has been accepted or rejected by the Company by telephone, which notification shall promptly be confirmed in writing, delivered in person or by telecopier to such Lenders. Any Competitive Bid, or portion thereof, not timely accepted by the Company and/or timely notified by the Administrative Agent to a Lender as having been accepted shall be deemed rejected.

               (h) In the case of a LIBOR Margin Bid, the Administrative Agent shall determine Adjusted Dollar LIBOR on the date which is two Business Days prior to the date of the proposed Competitive Loan, and shall promptly thereafter notify the Company and the Lenders whose LIBOR Margin Bids were accepted by the Company of such Adjusted Dollar LIBOR.

               (i) Each Lender which has had a Competitive Bid, or portion thereof, accepted by the Company shall make the funds for its Competitive Loan(s) available to the Administrative Agent at the Administrative Agent's Office not later than the Requisite Time for making such funds available on the Business Day specified in such

Competitive Loan Request. Upon satisfaction or waiver of the applicable conditions set forth in Article IV, all funds so received shall be made available to the Company.

               (j) Each Lender's Competitive Loan shall be evidenced by that Lender's Competitive Loan Note or by one or more loan accounts or records maintained by such Lender in the Ordinary Course of Business, in each case subject to Section 2.01 (b).

               (k) Each Competitive Loan shall be due and payable on the maturity date of such Competitive Loan.

               Section 2.04. Prepayments.

               (a) The applicable Borrower may at any time and from time to time voluntarily prepay Committed Loans in a Minimum Amount after delivering an irrevocable Requisite Notice not later than the Requisite Time for prepayments. The Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment. Each prepayment by a Borrower must be made ratably to all outstanding Committed Loans of such Borrower borrowed on the same day.

               (b) If for any reason either (i) the sum of (A) the aggregate LC Exposure of all Lenders, (B) the aggregate principal amount of all Dollar Loans made by all Lenders, (C) the Equivalent Amount of the aggregate principal amount of all Foreign Currency Loans made by all Lenders and (D) the aggregate principal amount of all Competitive Loans made by all Lenders, exceeds the combined Commitments in effect at any time or (ii) the Equivalent Amount of the aggregate principal amount of all Foreign Currency Loans made by the Lenders exceeds the Foreign Currency Limit, then upon written request of the Administrative Agent the Company shall immediately prepay or cause one or more Foreign Borrowers to immediately prepay Committed Loans sufficient to cure such overage.

               (c) Any prepayment of an IBOR Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.05.

               (d) Competitive Loans may not be prepaid unless (i) expressly so provided in the Competitive Bid Request and Competitive Bid for such Competitive Loan or (ii) otherwise agreed by the Company and the Lender making such Competitive Loan after notice to the Administrative Agent.

               (e) The Company may from time to time elect to prepay pursuant to the Guaranty all or part of any Foreign Currency Loan of a Foreign Borrower and such prepayment by the Company shall be made in the manner and subject to the terms that a prepayment would be made by the Foreign Borrower under this Agreement.

               Section 2.05. Voluntary Reduction of Commitments.

               The Company shall have the right, at any time and from time to time, without penalty or charge, upon giving Requisite Notice not later than the Requisite Time, voluntarily to reduce, permanently and irrevocably, in a Minimum Amount, or to terminate, the then unused portion of the Commitments, provided that any such reduction or termination shall be accompanied by payment of all accrued and unpaid Facility Fees with respect to the portion of the Commitments being reduced or terminated. The Administrative Agent shall promptly notify the Lenders of any reduction or termination of the Commitments under this Section. Each Lender's Commitment shall be reduced by an amount equal to such Lender's Pro Rata Share times the amount of such reduction.

               Section 2.06. Principal and Interest.

               (a) If not sooner paid, the outstanding principal amount of each Committed Loan and Competitive Loan shall be due and payable on the Maturity Date or, if such Loan is not Continued or Converted, at the end of the applicable Interest Period.

               (b) Each Borrower shall pay interest on the unpaid principal amount of the Loans made to it (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any Insolvency Proceeding) from the date borrowed until paid in full (whether at stated maturity, by acceleration or otherwise) on each Interest Payment Date for each type of Loan at a rate per annum equal to the applicable interest rate determined in accordance with the definition of such type of Loan in this Agreement, plus, in the case of IBOR Loans, the Applicable Amount.

               (c) If any amount of principal of or interest on any Loan or any other amount payable under any Loan Document is not paid in full when due (whether by acceleration or otherwise) or, in the case of reimbursement obligations under Section 2.11(e), one Business Day after the date such reimbursement obligations accrues, each Borrower shall pay interest on such unpaid amount from the date such amount becomes due (or, in in the case of reimbursement obligations under Section 2.11(e), one Business Day after the date such reimbursement obligation accrues) until the date such amount is paid in full, and after as well as before any entry of judgment thereon, at a fluctuating rate of interest rate equal to the Default Rate. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by Requirement of Law, and payable on demand.

               (d) Amounts due under this Agreement in respect of any Loan shall be deemed paid for the purposes of this Agreement only, in the case of Dollar Loans, to the extent paid in Dollars or, in the case of Foreign Currency Loans, to the extent paid in the applicable Foreign Currency. If the Administrative Agent receives any payment in respect of any Loan in any currency other than the currency of such Loan (including upon enforcement of or collection of a judgment), the Administrative Agent may in its sole discretion return such payment to the payor or convert such payment to the currency of such Loan and apply the net proceeds to payment of amounts due in respect of such Loan in accordance with this Agreement, provided that (i) amounts due in respect of such Loan shall be deemed to have been paid by the Borrower only to the extent of the net proceeds, if any, so applied by the Administrative Agent and (ii) the Administrative Agent shall have no liability to any Credit Party, Lender or any other Person arising out of or relating to such conversion of funds or the exchange rate utilized in connection therewith, in each case except to the extent of the Administrative Agent's own gross negligence or willful misconduct.

               Section 2.07. Fees.

               (a) Facility Fee. The Company shall pay to the Administrative Agent, for the account of each Lender, a Facility Fee equal to the Applicable Amount for the Facility Fee times such Lender's Pro Rata Share of the daily aggregate amount of the combined Commitments, (determined daily on a per annum basis). The Facility Fee under the Commitments shall accrue from the Closing Date to but excluding the Maturity Date and shall be payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date. The Facility Fee shall be calculated quarterly in arrears; if there is any change in the Applicable Amount during any quarter, the average daily amount shall be computed and multiplied by the Applicable Amount separately for each period that such Applicable Amount was in effect during such quarter.

               (b) Agency Fee. The Company shall pay to the Administrative Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement between the Company and the Administrative Agent. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

               (c) Letter of Credit Fees. The Company shall pay

               (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Amount used to determine the interest rate applicable to Committed Loans that are Dollar LIBOR Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and

               (ii) to the Issuing Bank a fronting fee and fees with respect of the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder, as may be separately agreed upon between the Company and the Issuing Bank.

Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable as agreed between the Issuing Bank and the Company. All participation fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

               Section 2.08. Computation of Fees and Interest. Computations of
(i) interest with respect to Base Rate Loans and (ii) Local Market IBOR (but not the Applicable Amount or any fees or other amounts) with respect to Foreign Currency Loans in British Pounds Sterling shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computations of interest on all other types of Loans and all fees and other amounts under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by any Requirement of Law shall not accrue or be payable hereunder, and any amount paid as interest hereunder which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

               Section 2.09. Manner and Treatment of Payments among the Lenders, Borrowers and the Administrative Agent.

               (a) Unless otherwise provided herein, all payments by any Credit Party or any Lender hereunder shall be made to the Administrative Agent at the Administrative Agent's Office and account, or to any Person at such place and account as the Administrative Agent may designate, in immediately available funds without defense, setoff or counterclaim not later than the Requisite Time. All payments received after the Requisite Time shall be deemed received on the next succeeding Business Day. All payments of fees pursuant to Section 2.07 shall be payable by the Company in Dollars. All payments of principal of or interest on Competitive Loans or Committed Loans other than Foreign Currency Loans shall be payable in Dollars. All payments of principal of or interest in a Foreign Currency Loan shall be payable in the applicable Foreign Currency.

               (b) Upon satisfaction of any applicable terms and conditions set forth herein, the Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to any Borrower, by crediting an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Request for Extension of Credit or Competitive Bid Request or, if no account is maintained by such Borrower with the Administrative Agent, then by wire transfer to an account designated in writing by such Borrower and delivered to Administrative Agent, and (ii) if payable to any Lender, by wire transfer to such Lender at the address specified in Schedule 10.02. The Administrative Agent's determination, or any Lender's determination not contradictory thereto, of any amount payable hereunder shall be conclusive in the absence of manifest error.

               (c) Subject to the definition of "Interest Period," if any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

               (d) Unless any Borrower or Lender has notified the Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that such Borrower or Lender, as the case may be, has timely remitted such payment and may, in its discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to the Administrative Agent, then:

               (i) if any Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the greater of (x) the Federal Funds Rate and (y) such rate as may be determined by the Administrative Agent in accordance with banking industry rules on interbank compensation; and

               (ii) if any Lender failed to make such payment, such Lender shall on the Business Day following such Credit Date pay to the Administrative Agent the amount of such assumed payment made available to the applicable Borrower, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Borrower to the date such amount is paid to the Administrative Agent at the greater of (x) the Federal Funds Rate and (y) such rate as may be determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments or to prejudice any rights which the

        Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

               (iii) if any Lender failed to make a payment funding a Committed Loan, and fails to make such payment on the Business Day following the Credit Date, the applicable Borrower shall repay such Lender's failed payment funding of such Commitment Loan to the Administrative Agent immediately upon receipt of notice from the Administrative Agent regarding such failure to pay by any such Lender.

               Section 2.10. Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

               Section 2.11. Letters of Credit.

               (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

               (b) Notice of Issuance, Incorporation, Amendment, Renewal, Extension; Certain Conditions. Whenever the Company desires to (i) have a Letter of Credit issued hereunder, (ii) incorporate an existing letter of credit not issued hereunder as a Letter of Credit for the purposes hereof or (iii) amend, renew or extend a Letter of Credit outstanding hereunder, the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than three Business Days in advance of the requested date of issuance, incorporation, amendment, renewal or extension) an LC Request; specifying information as provided in the form attached hereto as Exhibit E and such other information as shall be necessary in the determination of the Issuing Bank to prepare, incorporate, amend, renew or extend such Letter of Credit. The date of issuance, incorporation, amendment, renewal or extension specified in such LC Request shall be a Business Day, and the date on which such Letter of Credit is to expire shall comply with paragraph (c) of this Section. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, incorporated, amended, renewed or extended only if (and upon issuance, incorporation, amendment, renewal or extension of each Letter of Credit the

Company shall be deemed to represent and warrant that), after giving effect to such issuance, incorporation, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000 and (ii) the sum of (A) the aggregate LC Exposure of all Lenders, (B) the aggregate principal amount of all Dollar Loans made by all Lenders, (C) the Equivalent Amount at any time of the aggregate principal amount of all Foreign Currency Loans made by all Lenders and (D) the aggregate principal amount of all Competitive Loans made by all Lenders, shall not exceed the combined Commitments in effect at any time.

               (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the expiration date requested in the LC Request and (ii) the date that is five Business Days prior to the Maturity Date.

               (d) Participations. By the issuance or incorporation of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) pursuant to Section 2.11(b) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Share of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever (other than a withdrawal of such Letter of Credit from this Agreement pursuant to Section 2.11(j)), including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

               (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than the LC Requisite Time; provided that, if such LC Disbursement is not less than $5,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.01 and 2.02 that such payment be financed with a Dollar LIBOR Loan or Base Rate Loan in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by the resulting Dollar LIBOR Loan or Base Rate Loan. If the Company fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the

Company in respect thereof and such Lender's Pro Rata Share thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Pro Rata Share of the payment then due from the Company, in the same manner as provided in Section 2.09 with respect to Loans made by such Lender (and the terms and conditions of Section 2.09 shall apply in the same manner to all the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Dollar LIBOR Loans or Base Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

               (f) Obligations Absolute. The Company's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance, incorporation, transfer or withdrawal of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

               (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

               (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if the Company fails to reimburse such LC Disbursement on the Business Day after such reimbursement is due pursuant to paragraph (e) of this Section, then Section 2.06(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

               (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.07(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued or incorporated thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

               (j) Withdrawal of Outstanding Letters of Credit from Agreement. The Company may, with the consent of the Issuing Bank issuing such Letter of Credit, which consent may be given or withheld in its sole discretion, elect to have any undrawn Letter of Credit issued hereunder no longer deemed to be a Letter of Credit outstanding hereunder. The Company may make such election by delivering to the Administrative Agent a Notice of Letter of Credit Withdrawal, signed by the Company and the Issuing Bank, in the form attached as Exhibit F, whereupon such letter of credit shall cease to be Letter of Credit for all purposes hereof.


                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

               Section 3.01. Taxes. Each payment of any amount payable by any Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any Applicable Taxes. To the extent that any Borrower is obligated by any Requirement of Law to make any deduction or withholding on account of Applicable Taxes from any amount payable to any Lender under this Agreement, such Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Authority and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Applicable Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If a Lender shall become aware that receipt of such a payment resulted in an excess payment or credit to that Lender on account of such Applicable Taxes, that Lender shall promptly refund such excess to such Borrower. In addition, if any Governmental Authority imposes any penalties, interest or other liabilities on any Lender by reason of any Borrower failing to deduct or withhold sufficient amounts on account of Applicable Taxes, or otherwise, such Borrower shall indemnify such Lender against such penalties, interest or other liabilities; provided, however, that such Borrower shall not be obligated to indemnify any Lender for such amounts to the extent arising from such Lender's failure to act in good faith in promptly notifying such Borrower thereof within 45 days from the date on which such Lender became aware of such penalties, interest or other liabilities. Payment by any Borrower under this Section shall be made within 30 days from the date any Lender makes written demand for indemnification hereunder, which demand shall set forth in reasonable detail the calculation of the amount being requested from such Borrower. If a Lender shall become aware that it is entitled to receive a refund or credit from a relevant Governmental Authority directly attributable to Applicable Taxes as to which it has been indemnified by any Borrower pursuant to this Section, it shall promptly notify such

Borrower of the availability of such refund or credit and shall, within 30 days after receipt of a request by such Borrower (whether as a result of notification that it has made to such Borrower or otherwise), make a claim to such Governmental Authority for such refund or credit at such Borrower's expense so long as making such a claim is not inconsistent with such Lender's internal policies and is not disadvantageous to such Lender.

               Section 3.02. Illegality.

               (a) If any Lender shall determine that the introduction of any Requirement of Law after the date hereof, or any change in any Requirement of Law or in the interpretation or administration thereof after the date hereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted after the date hereof that it is unlawful, for such Lender or its Lending Office to make IBOR Loans, then, on notice thereof by such Lender to the Company (with a copy to the Administrative Agent), the obligation of such Lender to make IBOR Loans shall be suspended until such Lender shall have notified the Company (with a copy to the Administrative Agent) that the circumstances giving rise to such determination no longer exist; provided, that, if the designation of an alternative branch or lending office of the Lender will permit the Lender to make or maintain such IBOR Loans, the Lender will designate such alternative branch or lending office, subject to its determination that such designation is not disadvantageous to such Lender.

               (b) If any Lender shall determine that it is unlawful to maintain any IBOR Loan, the applicable Borrower shall prepay in full all IBOR Loans then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such IBOR Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such IBOR Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.05.

               Section 3.03. Increased Costs and Reduction of Return. If any Lender shall determine that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of Adjusted IBOR) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law, provided that if such guideline or request does not have the force of law, compliance therewith is customary for banks regulated in a manner similar to such Lender), after the date hereof, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loans, then the Company shall be liable for, and shall from time to time, within 10 Business Days after demand therefor by such Lender, pay to such Lender additional amounts as are sufficient to compensate such Lender for such increased costs; provided, however, that, if the designation of an alternative branch or lending office of the Lender will avoid or reduce the amount of such increased costs, the Lender will designate such alternative branch or lending office, subject to its determination that such designation is not disadvantageous to such Lender.

               Section 3.04. Capital Adequacy. If any Lender shall determine that (a) the introduction after the date hereof of any Capital Adequacy Regulation, (b) any change after the date hereof in any Capital Adequacy Regulation, (c) any change after the date hereof in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (d) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender, with any Capital Adequacy Regulation; affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, Loans, credits or obligations under this Agreement, then, within 10 Business Days after demand of such Lender, the Company shall upon demand pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase; provided, however, that, if the designation of an alternative branch or lending office of the Lender will avoid or reduce such increased amount the Lender will designate such alternative branch or lending office, subject to its determination that such designation is not disadvantageous to such Lender.

               Section 3.05. Breakfunding Costs. Each Borrower agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of: (a) the failure of such Borrower to make any payment or prepayment of principal of any IBOR Loan (including payments made after any acceleration thereof); (b) the failure of such Borrower to Borrow, Continue or Convert an IBOR Loan after such Borrower has given a Request for Extension of Credit, (c) if caused by a Credit Party or as a result of any acceleration of the Loans by reason of a Default or Event of Default, the prepayment of an IBOR Loan on a day which is not the last day of the Interest Period with respect thereto, or (d) if caused by a Credit Party or required by the Requisite Lenders pursuant to Section 2.02(d), the Conversion of any Dollar LIBOR Loan to a Base Rate Loan or the replacement of any Foreign Currency Loan with a Foreign Currency Loan with an Interest Period of one month; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its IBOR Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by any Borrower to a Lender under this Section, each IBOR Loan (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at Adjusted IBOR used in determining Adjusted IBOR for such IBOR Loan by a matching deposit or other borrowing in the relevant currency in the interbank deposit market for a comparable amount and for a comparable period, whether or not such IBOR Loan is in fact so funded.

               Section 3.06. Inability to Determine Rates.

               If the Requisite Lenders shall have advised the Agent of the Requisite Lenders' determination that for any reason adequate and reasonable means do not exist for ascertaining Adjusted IBOR for any requested Interest Period with respect to a proposed IBOR Loan or that Adjusted IBOR for any requested Interest Period with respect to a proposed IBOR Loan does not adequately and fairly reflect the cost to such Lender of funding such Loan, the Administrative Agent will forthwith give notice of such determination to the Company. Thereafter, the obligation of the Lenders to make or maintain IBOR Loans, as the case may be, hereunder shall be suspended until the Requisite Lenders revoke such notice in writing to the Company and the Administrative Agent; provided, however, that no outstanding IBOR Loan shall be terminated prior to the expiration of the Interest Period unless required by law. Upon receipt of such notice, any Borrower may revoke any Request for Extension of Credit then submitted by it. If the Company does not revoke such notice, any Dollar Loans requested in such notice shall be made, Converted or Continued as Base Rate Loans instead of Dollar LIBOR Loans.

               Section 3.07. Matters Applicable to all Requests for
Compensation.

               (a) No Borrower shall be required to compensate any Lender under
Section 3.03 or 3.04 for amounts allocable to any period more than 30 days prior to the date that such Lender initially notifies such Borrower that it intends to claim compensation under such Sections; provided, however, that if such claim relates to any cost or increase that has been retroactively imposed upon such Lender, such Borrower shall be required to compensate such Lender for amounts allocable to the period since the date such cost or increase was so imposed upon such Lender, provided that such Lender notifies such Borrower that it intends to claim such compensation within 60 days of such retroactive cost or increase having been imposed.

               (b) The Administrative Agent and any Lender shall provide reasonable detail to the applicable Borrower regarding the manner in which the amount of any payment to the Administrative Agent or that Lender under this
Article III has been determined, concurrently with demand for such payment. The Administrative Agent's or any Lender's determination of any amount payable under this Article III shall be conclusive in the absence of manifest error.

               (c) For purposes of calculating amounts payable under this
Article III any Loans shall be deemed to have been funded at the underlying applicable interest rate set forth in the definition thereof whether or not such Loans was, in fact, so funded.

               (d) All obligations of any Borrower under this Article III shall survive termination of the Commitments and payment in full of all Loans.

               (e) Upon (i) any Borrower becoming obligated for any taxes with respect to any Lender pursuant to Section 3.01, (ii) any Lender making a claim for compensation under Section 3.03 or Section 3.04, or (iii) any Lender invoking Section 3.06, such Lender, upon not less than 10 Business Days' Requisite Notice from the applicable Borrower (with a copy to the Administrative Agent), shall execute and deliver a Notice of Assignment and Acceptance covering that Lender's Pro Rata Share in favor of such Eligible Assignee as such Borrower may designate, subject to payment in full by such Eligible Assignee of all principal, interest, compensation, fees and other amounts owing to such Lender through the date of assignment, including without limitation all amounts owing under this Article III. Upon the removal of any Lender, it shall be released from all obligations and liabilities under any Loan Document. An assignment pursuant to this Section shall be governed by the provisions of Section 10.05 other than the Minimum Amount limitation therein contained. Alternatively, the Company may, upon 10 Business Days' notice to the Administrative Agent (who shall notify each Lender) reduce the combined Commitments by an amount equal to that Lender's Pro Rata Share (and, for this purpose, no Minimum Amounts shall apply), and in connection therewith, deliver to the Administrative Agent for the account of such Lender, the amounts, described in the first sentence above and release such Lender from its Pro Rata Share.


                                   ARTICLE IV

                                   CONDITIONS

               Section 4.01. Conditions Precedent to Closing Date.

               (a) The effectiveness of this Agreement is subject to the condition that the Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance reasonably satisfactory to J.P. Morgan Securities Inc., JPMorgan Chase Bank, Salomon Smith Barney Inc. and all Lenders:

               (i) Credit Agreement. This Agreement executed by the Company, the Administrative Agent, all Lenders and the Issuing Bank;

               (ii) Guaranty. The Guaranty executed by the Company and the Administrative Agent.

               (iii) Notes. If requested by a Lender, Notes executed by the Company in favor of such Lender;

               (iv) Resolutions; Incumbency of the Company. (A) Copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of the Agreement and the other Loan Documents to be delivered by the Company hereunder, and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company and (B) a certificate of the Secretary or Assistant Secretary of the Company (x) certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform the Loan Documents to be delivered by the Company hereunder, and (y) designating the officers to be deemed Responsible Officers under this Agreement, and certifying the names and true signature of such Responsible Officers;

               (v) Articles of Incorporation; By-Laws and Good Standing of the Company. Each of the following documents: (A) the articles or certificate of incorporation of the Company as in effect on the Closing Date, certified by the Secretary of State of the state of incorporation of the Company as of a recent date, and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and (B) a good standing certificate for the Company from the Secretary of State of Delaware as of a recent date;

               (vi) Opinion of Counsel. An opinion of counsel for the Company and addressed to the Administrative Agent and the Lenders substantially in the form of Exhibit H;

               (vii) Officer's Certificate. A certificate of a Responsible Officer dated the Closing Date certifying that (A) the representations and warranties contained in Article V are true and correct in all material respects, (B) no Default or Event of Default has occurred and is continuing, and (C) there has occurred since January 31, 2002, no event or circumstance that could reasonably be expected to result in a Material Adverse Effect;

               (viii) Other Documents. Such other approvals, opinions or documents as J.P. Morgan Securities Inc., JPMorgan Chase Bank, Salomon Smith Barney Inc. and the Lenders may reasonably request by notice to the Company prior to the Closing Date;

               (ix) Termination of Existing Agreement. Evidence that the Company has terminated, or concurrently with the initial funding hereunder will be terminating, all commitments under the Existing Agreement and shall have paid all amounts owing to the Lenders thereunder; and

               (x) Payment of Attorney's Costs. All Attorney Costs of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 10.04, and invoiced to the Company prior to the initial Extension of Credit under this Agreement, shall have been paid.

               Section 4.02. Any Extensions of Credit. The obligation of each Lender to make any Extension of Credit (other than a Foreign Currency Loan) and of the Issuing Bank to issue any Letter of Credit, are subject to the satisfaction of the following conditions precedent on the relevant Credit Date:

               (a) Request for Extension of Credit. The Administrative Agent shall have timely received a duly completed (i) Request for Extension of Credit by Requisite Notice by the Requisite Time or (ii) LC Request by Requisite Notice by the LC Requisite Time;

               (b) Continuation of Representations and Warranties. The representations and warranties made by the Company contained in Article V shall be true and correct in all material respects on and as of such Credit Date with the same effect as if made on and as of such date, except where such representations and warranties expressly relate to an earlier date;

               (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Extension of Credit or issuance of such Letter of Credit.

        Each Request for Extension of Credit or LC Request shall constitute a representation and warranty by the Company, as of the date of each such request and as of the Credit Date that the conditions in this Section 4.02 are satisfied.

               Section 4.03. Foreign Currency Loans.

               (a) The effectiveness of any Foreign Borrower Joinder Agreement is subject to the condition that the Administrative Agent shall have received on or prior to the date of effectiveness thereof (the "Effective Date") all of the following, in form and substance reasonably satisfactory to the Administrative
Agent:

               (i) Foreign Borrower Joinder Agreement. A Foreign Borrower Joinder Agreement executed by the Company and the applicable Foreign Borrower;

               (ii) Notes. If requested by a Lender, Notes executed by such Foreign Borrower in favor of such Lender.

               (iii) Resolutions, Incumbency of Foreign Borrower. (A) Copies of the resolutions of the board of directors of such Foreign Borrower approving and authorizing the execution, delivery and performance by such Foreign Borrower of the Foreign Borrower Joinder Agreement and other Loan Documents to be delivered by such Foreign Borrower hereunder, and authorizing the borrowing of the Foreign Currency Loans, certified as of the date of the borrowing of the initial Foreign Currency Loan by the Secretary or an Assistant Secretary of such Foreign Borrower and (B) a certificate of the Secretary or Assistant Secretary of such

        Foreign Borrower (x) certifying the names and true signatures of the officers of such Foreign Borrower authorized to execute, deliver and perform the Foreign Borrower Joinder Agreement and other Loan Documents to be delivered by the Foreign Borrower hereunder, and (y) designating the officers to be deemed Responsible Officers under this Agreement, and certifying the names and true signatures of such Responsible Officers.

               (iv) Articles of Incorporation; By-Laws and Good Standing of Foreign Borrower. Each of the following documents: (A) the articles or certificate of incorporation of such Foreign Borrower as in effect on the Effective Date, certified by an appropriate government agency or similar body of the jurisdiction of incorporation of such Foreign Borrower as of a recent date, and the bylaws of such Foreign Borrower as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of such Foreign Borrower as of the Effective Date; and (B) a good standing certificate for such Foreign Borrower as of a recent date in form and substance satisfactory to the Administrative Agent;

               (v) Opinion of Counsel. An opinion of counsel for such Foreign Borrower in form and substance acceptable to the Administrative Agent and addressed to the Administrative Agent and the Lenders;

               (vi) Other Documents. Such other approvals, opinions or documents as the Administrative Agent may reasonably request by notice to such Foreign Borrower prior to the Effective Date;

               (vii) Payment of Attorney's Costs. All Attorney Costs of the Administrative Agent in connection with such Foreign Loan payable pursuant to Section 10.04, and invoiced to such Foreign Borrower prior to the date of initial borrowing of the Foreign Currency Loan under this Agreement, shall have been paid.

               (b) The obligation of each Lender to make any Foreign Currency Loan is subject to effectiveness of a Foreign Borrower Joinder Agreement in respect of the applicable Foreign Borrower and the satisfaction of the following conditions precedent on the relevant Credit Date:

               (i) Request for Extension of Credit. The Administrative Agent shall have timely received a duly completed Request for Extension of Credit by the applicable Foreign Borrower for such Foreign Currency Loan by Requisite Notice by the Requisite Time, signed by the Company in acknowledgement of its guaranty of such Foreign Currency Loan pursuant to this Agreement;

               (ii) Continuation of Representations and Warranties. The representations and warranties made by the Credit Parties contained in
        Article V shall be true and correct in all material respects on and as of such Credit Date with the same effect as if made on and as of such date, except where such representations and warranties expressly relate to an earlier date;

               (iii) No Existing Default. No Default or Event of Default shall exist or shall result from such Extension of Credit.

        Each Request for Extension of Credit for a Foreign Currency Loan shall constitute a representation and warranty by each Credit Party, as of the date of each such Request and as of the applicable Credit Date that the conditions in this Section 4.03 are satisfied.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        The Company and, solely to the extent such representation and warranty relates to such Foreign Borrower or its Subsidiaries, each Foreign Borrower represents and warrants to the Administrative Agent and the Lenders that:

               Section 5.01. Corporate Existence and Power. Each Credit Party and each of its corporate Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the corporate power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations, if any, under, the Loan Documents; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and (d) is in compliance with every Requirement of Law except where such noncompliance would not have a Material Adverse Effect. Each Foreign Borrower is, directly or indirectly through one or more intermediaries, wholly-owned by the Company; and no Foreign Borrower is organized under the laws of any State of the United States of America or in the District of Columbia.

               Section 5.02. Corporate Authorization; No Contravention. The execution, delivery and performance by each Credit Party of each Loan Document to which it is a party, have been duly authorized by all necessary corporate action, and do not and will not: (a) contravene the terms of any of its Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which it is a party or any order, injunction, writ or decree of any Governmental Authority to which it or its Property is subject; or (c) violate any Requirement of Law applicable to it.

               Section 5.03. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by any Credit Party of any Loan Document to which it is a party, other than routine filings required to be made by it in the Ordinary Course of Business after the date hereof.

               Section 5.04. Binding Effect. Each Loan Document to which any Credit Party is a party constitutes the legal, valid and binding obligations of each such Credit Party, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

               Section 5.05. Litigation. Except as disclosed on Schedule 5.05, there are no actions, suits, investigations, proceedings, claims or disputes pending or threatened, at law, in equity, in arbitration or before any Governmental Authority, against the Company, its Subsidiaries or any of their respective Properties which: (a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the Transactions; or (b) have a reasonable possibility of an adverse decision which would have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority against any Credit Party purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the Transactions not be consummated as herein or therein provided.

               Section 5.06. No Event of Default.

               (a) No Event of Default exists or would result from the incurring of any Obligations by any Credit Party.

               (b) Except as disclosed on Schedule 5.06, neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

               Section 5.07. ERISA Compliance.

               (a) Schedule 5.07 lists all Plans maintained or sponsored by the Company or to which it is obligated to contribute, and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. Each Plan other than a Multiemployer Plan is in compliance, and, with respect to each Multiemployer Plan, the Company has no knowledge that such Multiemployer Plan is not in compliance, in all material respects with the applicable provisions of ERISA, the Code and other Federal or applicable state law that is not preempted by ERISA. Each Qualified Plan has been determined by the Internal Revenue Service ("IRS") to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of
Section 501 of the Code, and to the best knowledge of the

Company nothing has occurred which would cause the loss of such qualification or tax-exempt status.

               (b) There is no outstanding liability (excluding PBGC premiums due but not delinquent under Section 4001 of ERISA) under Title IV of ERISA with respect to any Plan maintained or sponsored by the Company or any ERISA Affiliate (as to which the Company is or may reasonably be expected to be liable), nor with respect to any Plan to which the Company or any ERISA Affiliate (wherein the Company is or may be liable) contributes or is obligated to contribute, which would reasonably be expected to have a Material Adverse Effect. None of the Qualified Plans has Unfunded Pension Liabilities as to which the Company is or may be liable, and which would reasonably be expected to have a Material Adverse Effect.

               (c) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by the Company or to which the Company is obligated to contribute and as to which the Company is or may reasonably be expected to be liable, and which would reasonably be expected to have a Material Adverse Effect. There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Company or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan of the Company, or (iii) any fiduciary with respect to any Plan for which the Company may be directly or indirectly liable, through indemnification obligations or otherwise which in each case would reasonably be expected to have a Material Adverse Effect. The Company has not transferred any Unfunded Pension Liability outside of the Controlled Group or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA which has a reasonable likelihood of having a Material Adverse Effect.

               Section 5.08. Regulations T, U and X. Neither any of the Letters of Credit outstanding hereunder nor the proceeds of any Loan hereunder will be used, in whole or in part, to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations T, U and X.

               Section 5.09. Taxes. Each Credit Party and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.

               Section 5.10. Financial Condition.

               (a) The audited consolidated financial statements of financial condition of the Company and its Subsidiaries, and the related consolidated statements of operations, shareholders' equity and cash flows (i) as of and for the Fiscal Year ended January 31, 2002, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended by April 30, 2002: (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (B) are complete and accurate in all material respects and fairly present, in all material respects, the financial condition of the Company and its consolidated subsidiaries as of the date thereof and results of operations for the period covered thereby.

               (b) Since January 31, 2002, there has been no Material Adverse Effect.

               (c) Each Foreign Borrower is "solvent" within the meaning given such term or similar terms under laws applicable to such Person, if any, prohibiting such Person from borrowing the Loan from the Lenders requested by or outstanding to such Person or prohibiting the Lenders from making such Loan to such Person (or any such laws that limit or restrict the Lenders' rights to enforce their rights and remedies under both this Agreement and the Guaranty) on account of such Person's financial condition at the time such Loan is made.

               Section 5.11. Environmental Matters. To the knowledge of the Responsible Officers of the Company, the on-going operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not reasonably be likely to have a Material Adverse Effect. To the knowledge of the Responsible Officers of the Company, the Company and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") necessary for its ordinary course operations, all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits, except where the failure to obtain or maintain such Environmental Permits or such noncompliance would not be reasonably likely to have a Material Adverse Effect.

               Section 5.12. Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed on Schedule 5.12.

               Section 5.13. Insurance. The material real Properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies (except to the extent self-insurance is permitted pursuant to Section 6.06), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Company or such Subsidiary operates.

               Section 5.14. Full Disclosure. The Company has made available to the Lenders all material agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject and all reports or other filings made by the Company under the Exchange Act or Securities Act, and disclosed, through the reports and other filings made by the Company under the Exchange Act or Securities Act or otherwise, all other matters known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information certified as being true and correct by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so certified) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

               Section 5.15. Public Utility Holding Company Act; Investment Company Act. Neither the Company nor any of its Subsidiaries are a "holding company", or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. The Company is not and is not required to be registered as an "investment company" under the Investment Company Act of 1940.

               Section 5.16. Title to Properties.

               (a) The Company and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of its business, except for Liens permitted by Section 7.01 and for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (b) The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

        So long as any principal of, or interest on, any Loan or fee due hereunder remains unpaid, or any portion of the Commitments remains in force:

               Section 6.01. Financial Statements. The Company shall deliver to the Administrative Agent, with sufficient copies for each Lender or via electronic image:

               (a) as soon as available, but not later than 120 days after the end of each Fiscal Year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of Deloitte & Touche LLP or another nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the Company's or any Subsidiary's records; and

               (b) as soon as available, but not later than 60 days after the end of each of the first three Fiscal Quarters of each year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, setting forth the financial position and the results of operations of the Company and its Subsidiaries in conformity with GAAP applied on a basis consistent with prior years, subject to changes resulting from audit and normal year-end adjustments.

               Section 6.02. Certificates; Other Information. The Company shall deliver to the Administrative Agent, with sufficient copies for each Lender or via electronic image:

               (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b) a Compliance Certificate signed by a Responsible Officer; and

               (b) promptly, such additional business, financial, corporate affairs and other information in form and detail satisfactory to the Agent and the Requisite Lenders as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

               Section 6.03. Notices. Promptly upon a Responsible Officer of any Credit Party becoming aware of the same, such Credit Party shall promptly notify the Administrative Agent (who shall notify each Lender)

               (a) of the occurrence of any Default or Event of Default;

               (b) of any dispute, litigation, investigation, proceeding or suspension which may exist at any time between such Credit Party or any of its Subsidiaries and any Governmental Authority or any Person which would reasonably be expected to have a Material Adverse Effect;

               (c) upon, but in no event later than 10 days after, a Responsible Officer becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company, any of its Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws, and (ii) any other material Environmental Claims, which in the case of clauses (i) and (ii) would reasonably be expected to have a Material Adverse Effect;

               (d) upon, but in no event later than 10 days after, any ERISA Event that would reasonably be expected to have a Material Adverse Effect, together with (i) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (ii) any notice delivered by the PBGC to the Company or any member or its Controlled Group with respect to such ERISA Event;

               (e) any public announcement of any change in the Pricing Ratings; and

               (f) of any material change in accounting policies or financial reporting practices by the Company or any of its Subsidiaries and the specific effects of any such change on the Company or any of its Subsidiaries unless any such changes are required to be made by companies generally in response to rules of the Securities and Exchange Commission, the Financial Accounting Standards Board (FASB) or any other similar governmental agency or other organization and the effects of any such change are disclosed by the Company in any reports or other filings made under the Exchange Act.

        Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, and stating what action (if any is required) the Company proposes to take with respect thereto.

               Section 6.04. Preservation of Corporate Existence, Etc. Each Credit Party shall, and shall cause its Significant Subsidiaries to, preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation and preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business the non-preservation of which would reasonably be expected to have a Material Adverse Effect; provided that nothing herein shall prevent to the extent not otherwise prohibited by the provisions of Section 7.02 or 7.03, a consolidation or merger of the Company.

               Section 6.05. Maintenance of Property. Each Credit Party shall, and shall cause each of its Significant Subsidiaries to, maintain and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, in such Credit Party's reasonable judgment the non-maintenance or non-preservation of which would reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section shall require the making of any repair or replacement of or to any particular Property that would not be required in the exercise of sound business judgment.

               Section 6.06. Insurance. Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and Property and casualty insurance; provided that such Credit Party or any of its Subsidiaries may self-insure to the extent that it maintains adequate reserves therefor and self-insurance is customary and prudent in its business judgment.

               Section 6.07. Compliance with Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply, in all material respects with any Requirement of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such Requirement of Law the non-compliance with which would not be reasonably expected to have a Material Adverse Effect.

               Section 6.08. Inspection of Property and Books and Records. Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries shall be made of all financial transactions and matters involving the assets and business of such Credit Party and such Subsidiaries. Each Credit Party shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants (provided that such Credit Party may, if it chooses, be present at any such discussions) at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Credit Party; provided that the foregoing shall be subject to compliance with applicable security regulations of any Governmental Authority and shall not require the Company to permit inspection of any Properties or financial or operating records to an extent that would require such Credit Party or any of its Subsidiaries to reveal any of its trade secrets, research data or proprietary information which its management in good faith believes to be irrelevant to this Agreement.

               Section 6.09. Environmental Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its Properties in compliance with all Environmental Laws, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect.

               Section 6.10. Use of Proceeds. The Credit Parties shall use the proceeds (a) in the case of Dollar Loans, to pay outstanding Indebtedness and all other amounts owing under the Existing Agreement, and (b) in the case of all Loans, for working capital, capital expenditures and other general corporate purposes of the applicable Borrower and its Subsidiaries not in contravention of any Requirement of Law.

               Section 6.11. Regulatory Approvals. Each Credit Party shall, and shall cause each of its subsidiaries to, maintain all material licenses, permits, authorizations and regulatory approvals necessary to own and operate facilities and to comply with all applicable laws and regulations, except for such non-maintenance or non-compliance as would not be reasonably expected to have a Material Adverse Effect.

               Section 6.12. Transactions with Officers, Directors and
Affiliates.

               (a) No Credit Party shall, and each Credit Party shall cause each of its Subsidiaries not to, engage in transactions with their respective officers and directors other than on an arms-length basis.

               (b) Each Credit Party shall, and shall cause each of its Subsidiaries to, exercise reasonable business judgment in entering in transactions with their Affiliates.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

        So long as any principal of, or interest on, any Loan or fee due hereunder remains unpaid, or any portion of the Commitments remains in force, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

               Section 7.01. Liens, Negative Pledges. Make, create, incur, assume or suffer to exist any Lien of any nature upon or with respect to any of their respective Properties, whether now owned or hereafter acquired, except:

               (a) Liens securing Indebtedness and other obligations existing on the Closing Date, and, in the case of Liens securing Indebtedness and other obligations in excess of $1,000,000 set forth in Schedule 7.01;

               (b) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $50,000,000;

               (c) Liens securing obligations not exceeding $100,000,000 in the aggregate on the assets of single purpose Subsidiaries;

               (d) Permitted Liens;

               (e) Liens in connection with Synthetic Leases permitted under
Section 7.05;

               (f) (i) any Lien that replaces, extends or renews any Lien securing any Indebtedness permitted hereunder, provided such replacement, extension or renewal Lien shall not encumber any additional Property; (ii) any Lien on Property previously subject to a Synthetic Lease, provided (A) such Lien secures Indebtedness used to refinance or replace such Synthetic Lease and (B) the aggregate principal amount of such Indebtedness does not exceed the fair value attributable to the Property subject to the Synthetic Lease at the time such Property is being refinanced or replaced; and

               (g) Liens not otherwise permitted by the foregoing clauses of this Section provided that the aggregate amount of Indebtedness or other obligations secured by such other Liens permitted by this subsection (g) does not at any time exceed an amount equal to 7.5% of the Company's consolidated tangible assets, determined as of the end of the immediately preceding fiscal quarter.

               Section 7.02. Dispositions. Make any Disposition of its Property, whether now owned or hereafter acquired, except for:

               (a) Permitted Dispositions;

               (b) any Disposition consisting of a merger or consolidation permitted pursuant to Section 7.03; and

               (c) Dispositions of assets not otherwise permitted hereunder which are made for fair market value; provided, that assets so disposed in any fiscal year contributed no more than 5% to the Company's consolidated revenues in the prior fiscal year; and provided further, that at the time of any such Disposition, no Event of Default shall exist or shall result from such Disposition.

               Section 7.03. Mergers. Merge or consolidate with or into any Person, except:

               (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries of the Company;

               (b) any Subsidiary of the Company may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or a Subsidiary of the Company; and

               (c) the Company may merge with another corporation, provided that the Company shall be the surviving corporation, and that after giving effect to such merger, no Default or Event of Default shall then have occurred or exist.

               Section 7.04. Limitation on Guaranty Obligations. Create, incur, assume, suffer to exist, or otherwise be liable with respect to, any Guaranty Obligations, except for:

               (a) guaranties of loans to employees for the purchase of capital stock of the Company not exceeding $15,000,000 in aggregate principal amount outstanding at any time;

               (b) Guaranty Obligations consisting of bid and performance bonds for the benefit of third parties not exceeding $150,000,000 in aggregate principal amount at any time;

               (c) Ordinary Course Guaranty Obligations; and

               (d) other Guaranty Obligations not exceeding 7.5% of the Company's consolidated tangible assets.

The Guaranty Obligations limited by this Section 7.04 shall not include claims for refunds or the imposition of charges made by customers of the Company and its Subsidiaries based on unsatisfactory work by the Company or any of its Subsidiaries in the Ordinary Course of Business, except that such claims shall be included, and shall be taken into account, with respect to the other covenants set forth in this Article VII when recognized as liabilities on the Company's balance sheet in accordance with GAAP.

               Section 7.05. Synthetic Leases. Create, incur, assume, suffer to exist, or otherwise be liable, directly or indirectly, with respect to, any Synthetic Leases, except for Synthetic Leases related to tangible Property having a value (determined at the time of each transaction) not exceeding $250,000,000 in aggregate amount at any time.

               Section 7.06. Compliance with ERISA. To the extent an event or condition specified in this Section has a reasonable likelihood of having a Material Adverse Effect, (a) terminate any Plan subject to Title IV of ERISA,
(b) permit to exist any ERISA Event, (c) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the Ordinary Course of Business or (d) permit the existence of Unfunded Pension Liabilities.

               Section 7.07. Interest Coverage Ratio. The Company shall maintain an Interest Coverage Ratio of not less than 3.5 to 1.0 for each period of four consecutive fiscal quarters, commencing with the four fiscal quarters ended April 30, 2002.

               Section 7.08. Ratio of Consolidated Funded Debt to EBITDA. The Company shall maintain a ratio of Consolidated Funded Debt to EBITDA of not more than 2.75 to 1.00 for each period of four consecutive fiscal quarters, commencing with the four fiscal quarters ended April 30, 2002.

               Section 7.09. Accounting Changes. Make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the Fiscal Year of the Company or of any of its Significant Subsidiaries.

               Section 7.10. Change in Nature of Business. Make any material change in the nature of the business of the Company and its Subsidiaries, taken as a whole.

               Section 7.11. Hedging Agreements. Enter into any Hedging Agreement, other than Hedging Agreements entered into to hedge or mitigate risks to which the Company or any of its Subsidiaries is exposed in the conduct of its business or management of its assets or liabilities.


                                  ARTICLE VIII

              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

               Section 8.01. Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

               (a) Non-Payment. Any Credit Party fails to pay, (i) within one day after the same shall become due any amount of principal of any Loan, or (ii) within five days after the same shall become due, any interest on any Loan, fee or any other amount payable hereunder or pursuant to any other Loan Document; or

               (b) Representation or Warranty. Any material representation or warranty by any Credit Party made or deemed made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by any Credit Party, any of its Subsidiaries, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

               (c) Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in Section 6.04, or the Company fails to perform or observe any term, covenant or agreement contained in
Section 7.03, 7.07 or 7.08; or

               (d) Other Defaults. Any Credit Party fails to perform any other term, covenant or agreement contained in any Loan Document not specifically mentioned in this Section 8.01 and, such default shall continue unremedied for a period of 30 days after notice by the Administrative Agent thereof; or

               (e) Cross Default. Any of the Company, its Subsidiaries or any other Credit Party (i) fail to make any payment in respect of any Indebtedness (other than non-recourse Indebtedness) owing to any Person (other than the Obligations hereunder) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $35,000,000; or (ii) fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $35,000,000, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity; or

               (f) Insolvency; Voluntary Proceedings. Any Credit Party or Significant Subsidiary of the Company, (i) ceases or fails to be solvent or generally fails to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commence any Insolvency Proceeding with respect to itself; or (iv) take any action to effectuate or authorize any of the foregoing; or

               (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or Significant Subsidiary of the Company, or any writ, judgment, warrant of attachment, execution or similar process, in each case relating to an Insolvency Proceeding, is issued or levied against a substantial part of any Credit Party's or any such Significant Subsidiary's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Credit Party or any

Significant Subsidiary of the Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) any Credit Party or any Significant Subsidiary of the Company acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

               (h) ERISA. Any of the following events or conditions occurs or exists which has a reasonable likelihood of having a Material Adverse Effect:
(i) the Company or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan; (ii) the Company or an ERISA Affiliate shall fail to satisfy its contribution requirements under
Section 412(c) (11) of the Code, whether or not it has sought a waiver under
Section 412(d) of the Code; (iii) an ERISA Event; (iv) the IRS shall have determined that a Plan that is intended to be qualified under Section 401(a) of the Code is not qualified; or (v) the occurrence of any combination of events listed in clauses (iii) through (iv) that involves a net increase in aggregate Unfunded Pension Liabilities and other liabilities; or

               (i) Monetary Judgments. One or more final (non-interlocutory) judgments, orders or decrees shall be entered against any of the Company, any of its Subsidiaries or any other Credit Party, involving in the aggregate a liability (not fully covered by independent third-party insurance and for which the relevant insurer has acknowledged liability) as to any single or related series of transactions, incidents or conditions, of $35,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof or such later time as may be provided for the filing of an appeal; or

               (j) Change in Control. (i) Any Person (other than a Plan or Plans) or two or more Persons (other than a Plan or Plans) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; (ii) individuals who at the beginning of any two year period constituted the Company's Board of Directors cease for any reason to constitute a majority of directors then in office; or (iii) any Foreign Borrower ceases to be a Subsidiary of the Company at any time when Foreign Currency Loans to such Foreign Borrower are outstanding.

               Section 8.02. Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by any Requirement of Law, or in equity, or otherwise:

               (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.01(f) or 8.01(g) in respect of any Credit Party,

               (i) the Requisite Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon, all obligations relating to the LC Exposure at such time and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by such Credit Party; and

               (ii) on the Business Day that the Company receives notice from the Administrative Agent or the Requisite Lenders (or, if the maturity of the Loans has been accelerated pursuant to clause (i) above, Lenders with LC Exposure representing 51% or more of the total LC Exposure) demanding the deposit of cash collateral pursuant to this clause (ii), the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date, which amount shall be applied as provided in Section 8.02(f).

               (b) Upon the occurrence of any Event of Default described in
Section 8.01(f) or 8.01(g) in respect of any Credit Party,

               (i) the Commitments and all other obligations of the Administrative Agent or the Lenders and all rights of any Credit Party under the Loan Documents shall terminate without notice to or demand upon such Credit Party, which are expressly waived by such Credit Party and the unpaid principal of all Loans, all interest accrued and unpaid thereon, all obligations relating to the LC Exposure at such time and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by any Credit Party; and

               (ii) the Company shall forthwith deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure, which amount shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by any Credit Party, and shall be applied as provided in Section 8.02(f).

               (c) Upon the occurrence of any Event of Default, the Administrative Agent shall, at the request of the Requisite Lenders, or may with the consent of the Requisite Lenders, without notice to (except as expressly provided for in any Loan Document) or demand upon any Credit Party, which are expressly waived by any Credit Party (except as to notices expressly provided for in any Loan Document), proceed to protect, exercise and enforce the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents against any Credit Party and such other rights and remedies as are provided by Requirement of Law or equity.

               (d) The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement not existing or hereafter arising.

               (e) The order and manner in which the Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including reasonable Attorneys Costs incurred by the Administrative Agent and the Lenders), and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing any Credit Party's Obligations hereunder, payments shall be applied first, to the costs and expenses of the Administrative Agent and the Lenders, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Lenders under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or under any Requirement of Law or in equity.

               (f) Cash collateral deposited with the Administrative Agent upon the occurrence of an Event of Default pursuant to clause (ii) of Section 8.02(a) or clause (ii) of Section 8.02(b) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over funds so deposited and shall invest and reinvest such funds in short-term instruments in the manner and to the extent the Administrative Agent deems consistent with the use of such funds as collateral for the performance of the Company's obligations hereunder. Other than any interest earned on the investment or reinvestment of such funds in accordance with the preceding sentence, all investment and reinvestment shall be made at the Company's risk and expense and the cash collateral deposited shall not bear interest for the account of the company. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.


                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

               Section 9.01. Appointment and Authorization. Subject to Section 9.07, each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

               Section 9.02. Administrative Agent and Affiliates. JPMorgan Chase Bank (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" includes JPMorgan Chase Bank in its individual capacity. JPMorgan Chase Bank (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any Credit Party, any Subsidiary thereof, or any Affiliate of any Credit Party or any Subsidiary thereof, as if it were not the Administrative Agent and without any duty to account therefor to the Lenders. JPMorgan Chase Bank (and each successor Administrative Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in any other capacity. The Administrative Agent shall not be deemed to hold a fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent, regardless of whether a Default or an Event of Default has occurred and is continuing.

               Section 9.03. Lenders' Credit Decisions. Each Lender agrees that it has, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of the Company and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

               Section 9.04. Action by Administrative Agent.

               (a) Absent actual knowledge of the Administrative Agent of the existence of a Default, the Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent (or the Lender that is then the Administrative Agent) has received notice from any Credit Party stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

               (b) The Administrative Agent has only those duties under the Loan Documents as are expressly set forth therein.

               (c) Except for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 10.01) and those instructions shall be binding upon the Administrative Agent and all the Lenders, provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to any applicable Requirement of Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

               (d) If the Administrative Agent has received a notice specified in subsection (a), the Administrative Agent shall immediately give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders, or of all the Lenders, as required hereunder, provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to any applicable Requirement of Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and except that if the Requisite Lenders, or all the Lenders, if required hereunder, fail, for five Business Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

               (e) The Administrative Agent shall have no liability to any Lender for acting, or not acting, as instructed by the Requisite Lenders, or all the Lenders, if required hereunder, notwithstanding any other provision hereof.

               Section 9.05. Liability of Administrative Agent. Neither the Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

               (a) May treat any Lender as a Lender until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender.

               (b) May consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for the Credit Parties and/or their Subsidiaries or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

               (c) Shall not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

               (d) Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by the Company or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect the Property, books or records of the Company or its Subsidiaries.

               (e) Will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith.

               (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

               (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by any Credit Party or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Lender under any Loan Document, including, without limitation, principal, interest, Facility Fees, Loans and other amounts; provided that, promptly upon discovery of such an error in computation, the Administrative Agent, the Lenders and (to the extent applicable) such Credit Party and/or its Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

               Section 9.06. Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share (if the Commitments are then in effect) or in accordance with its proportion of the aggregate outstanding Loans (if the Commitments have then been terminated), indemnify and hold the Administrative Agent and its Affiliates, directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, Attorneys Costs that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than Loan losses incurred by reason of the failure of any Credit Party to pay the Loans) or any action taken or not taken by it as Administrative Agent thereunder, except such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that any Credit Party is required by Section 10.04 to pay that cost or expense but fails to do so upon demand. Nothing in this Section 9.06 shall entitle the Administrative Agent to recover any amount from the Lenders if and to the extent that such amount has theretofore been recovered from the Company or any of its Subsidiaries. To the extent that the Administrative Agent is later reimbursed such cost or expense by any Credit Party or any of its Subsidiaries, it shall return the amounts paid to it by the Lenders in respect of such cost or expense.

               Section 9.07. Successor Administrative Agent. The Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders and the Company. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Company shall appoint from among the Lenders a successor Administrative Agent for the Lenders, unless an Event of Default has occurred and is continuing, in which case such successor administrative agent shall be selected from among the Lenders by the Requisite Lenders. If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX, and Sections 10.04 and 10.16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as a successor administrative agent is appointed as provided for above.

               Section 9.08. No Obligations of Credit Parties. Nothing contained in this Article IX shall be deemed to impose upon any Credit Party any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and, except as expressly provided in any Articles of the Agreement other than this Article IX, no Credit Party shall have liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by any Credit Party to the Administrative Agent for the account of the Lenders, such Credit Party's obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

               Section 9.09. Documentation Agent; Syndication Agent. None of the Lenders identified on the facing page or signature pages of this Agreement as Documentation Agent or Syndication Agent shall have any right, power, obligation, liability or responsibility or duty under this Agreement other than those applicable to all

Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relations with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking any action hereunder.


                                    ARTICLE X

                                  MISCELLANEOUS

               Section 10.01. Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by any Credit Party therefrom, may in any event be effective unless in writing signed by the Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which such Credit Party is a party, signed by such Credit Party and, in the case of any amendment, modification or supplement affecting the rights and duties of the Administrative Agent, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of each Lender affected thereby, no amendment, modification, supplement, termination, waiver or consent may be effective:

               (a) To decrease the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Loan, or to increase the amount of the Commitment or the Pro Rata Share of such Lender, or to decrease the amount of any Facility Fee payable to such Lender, or any other fee or amount payable to such Lender under the Loan Documents or to waive an Event of Default consisting of the failure of any Credit Party to pay when due principal, interest or any Facility Fee;

               (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Loan or any installment of any Facility Fee, or to extend the term of the Commitments;

               (c) To amend the provisions of the definition of "Requisite Lenders," Article IV or this Article;

               (d) To release the Company from its Obligations under the Guaranty, to release any Foreign Borrower from its obligations under any Foreign Borrower Joinder Agreement in respect of outstanding Foreign Currency Loans; or

               (e) To amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all the Lenders and the Administrative Agent.

               Section 10.02. Notices. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for therein shall be given by Requisite Notice and shall be effective as follows:

                         Effective on earlier of
Mode of Delivery         actual receipt and:
----------------         -----------------------------------
Courier                  On scheduled delivery date

Facsimile                When transmission complete

Mail                     Fourth Business Day after deposit
                         in U.S. mail

Personal delivery        When received

Telephone                When answered

provided, however, that notice to the Administrative Agent pursuant to Article II or IX shall not be effective until actually received by the Administrative Agent. The Administrative Agent and any Lender shall be entitled to rely and act on any notice purportedly given by or on behalf of any Credit Party even if such notice (i) was not made in a manner specified herein, (ii) was incomplete, or
(iii) was not preceded or followed by any other notice specified herein or the terms of such notice as understood by the recipient varied from any subsequent related notice provided for herein. The applicable Credit Party shall indemnify the Administrative Agent and any Lender from any loss, cost, expense or liability as a result of relying on any notice permitted herein.

               Section 10.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Lender or the Administrative Agent or the Issuing Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, powers, privileges and remedies of the Administrative Agent, the Issuing Bank and the Lenders provided herein or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Requirement of Law or equity. The terms and conditions of Article IX are inserted for the sole benefit of the Administrative Agent, the Issuing Bank and the Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan without prejudicing the Administrative Agent's, the Issuing Bank's or the Lenders' rights to assert them in whole or in part in respect of any other Loan.

               Section 10.04. Costs and Expenses. The Company shall pay, whether or not the Transactions shall be consummated:

               (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), J.P. Morgan Securities, Salomon Smith Barney and Citicorp USA, Inc. in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and

               (b) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement after a Default or Event of Default, including its rights under this Section, or in connection with Letters of Credit or Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Letters of Credit or Loans.

               Section 10.05. Binding Effect; Assignment.

               (a) This Agreement and the other Loan Documents to which each of the Credit Parties is a party will be binding upon and inure to the benefit of each Credit Party, the Administrative Agent, each of the Lenders, and their respective successors and assigns, except that (i) no Credit Party may assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders, and (ii) no Lender may assign or transfer its rights or obligations hereunder except in accordance with this Section. Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Lender, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Lender the rights of a Lender hereunder absent foreclosure of such pledge.

               (b) From time to time following the Closing Date, each Lender may assign to one or more assignees all or any portion of its Pro Rata Share; provided that so long as no Default or Event of Default exists, (i) such assignee is an Eligible Assignee, and (ii) if such assignee is not then a Lender, an Affiliate of the assigning Lender or a CLO administered or managed by the assigning Lender or an Affiliate of the assigning Lender, shall be approved by each of the Administrative Agent and the Company (neither of which approvals shall be unreasonably withheld or delayed; it being understood that it shall not be deemed unreasonable to withhold such consent if based solely on the desire to avoid the payment of additional costs or taxes), and (iii) except in the case of an assignment to an Affiliate of the assigning Lender, to a CLO administered or managed by the assigning Lender or an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender; the assignment shall not assign a Pro Rata Share which is equivalent to less than the Minimum Amount therefor. A copy of a Notice of Assignment and Acceptance shall be delivered to the Administrative Agent with respect to any assignment. The effective date of any such assignment shall be as specified in the Notice of Assignment and Acceptance, but not earlier than the date which is five Business Days after the date the Administrative Agent has received the Notice of Assignment and Acceptance. Upon acceptance by the Administrative Agent of such Notice Assignment and Acceptance, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Each Credit Party agrees that it shall execute and deliver upon request (against delivery by the assigning Lender to such Credit Party of any Note) to such assignee Lender, one or more Notes evidencing that assignee Lender's Pro Rata Share, and to the assigning Lender if requested, one or more Notes evidencing the remaining balance Pro Rata Share retained by the assigning Lender.

               (c) By executing and delivering a Notice of Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance by any Credit Party of the Obligations;
(iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) After receipt of a completed Notice of Assignment and Acceptance, and receipt of an assignment fee of $3,500 from such Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to the Company and the Lenders a revised Schedule 10.02 giving effect thereto.

               (e) Each Lender may from time to time grant participations to one or more banks or other financial institutions (including another Lender) in a portion of its Pro Rata Share; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Article III but only to the extent that the cost of such benefits to the Company does not exceed the cost which the Company would have incurred in respect of such Lender absent the participation, (iv) the Credit Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation shall not restrict an increase in the Commitments or in the granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which
(A) extend the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduce the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant or (C) reduce the amount of any installment of principal owing to such participant. A Lender granting a participation in accordance with this clause (e) shall give Requisite Notice to the Company on by executing and delivering a Notice of Participation no later than 5 Business Days after the effective date of such participation.

               Section 10.06. Sharing of Setoffs. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against any Credit Party or otherwise, receives payment of the Obligations held by it that is ratably more than all Extensions of Credit (including Competitive Loans) made by any other Lender, through any means, then, subject to any applicable Requirement of Law: (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lenders a participation in the Obligations held by the other Lenders and shall pay to the other Lenders a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by such Credit Party or any Person claiming through or succeeding to the rights of such Credit Party, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this

Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Each Credit Party expressly consents to the foregoing arrangements and agree that any Lender holding a participation in an Obligation so purchased may, to the fullest extent permitted by any applicable Requirement of Law, exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

               Section 10.07. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

               Section 10.08. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

               Section 10.09. No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Credit Parties, the Administrative Agent and the Lenders, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Administrative Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

               Section 10.10. Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

               Section 10.11. GOVERNING LAW AND JURISDICTION.

               (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, COUNTY OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH CREDIT PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENT OF LAW, ANY OBJECTION,

INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH CREDIT PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

               Section 10.12. WAIVER OF JURY TRIAL. THE CREDIT PARTIES, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE CREDIT PARTIES, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

               Section 10.13. Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between the Credit Parties, the Administrative Agent and the Lenders, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, and any prior arrangements made with respect to the payment by the Credit Parties of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or any Lender.

               Section 10.14. Interpretation. This Agreement is the result of negotiations between and has been reviewed by counsel to the Administrative Agent, the Lenders, the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Administrative Agent or any Lender merely because of the Administrative

Agent's or any Lender's involvement in the preparation of such documents and agreements.

               Section 10.15. Nature of Lenders' Obligations. The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with any Credit Party or any Affiliate of any Credit Party. Each Lender's obligation to make any Loan pursuant hereto is several and not joint or joint and several. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Lenders to assume the obligations of a Lender in default or to obtain another Lender, reasonably satisfactory to the Company, to replace such a Lender in default.

               Section 10.16. Indemnity; Damage Waiver.

               (a) The Company shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any exchange or conversion of currencies in connection with
Section 2.06 or otherwise, (iv) the issuance of any Letter of Credit or (v) the failure of the Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any Governmental Authority, (vi) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Credit Party or any of its Subsidiaries or (vii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee. As between the Company and the Issuing Bank, the Company assumes all risks of the acts and omissions of, or misuse of a Letter of Credit by, a beneficiary of such Letter of Credit. In furtherance and not in limitation of the foregoing, no Indemnitee shall be responsible for any of the following: (A) the form, validity, sufficiency, accuracy, genuineness or legal effects of any documents submitted by any party in connection with the request and application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason whatsoever; (C) any failure of a beneficiary of any Letter of Credit to comply with any condition of drawing thereunder; (D) any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not in cipher; (E) any error in interpretation; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) any misapplication by a beneficiary of any Letter of Credit of the proceeds of any drawing thereunder; or (H) any consequences arising from or related to events or circumstances beyond the control of the Issuing Bank, including any act or omission, whether rightful or wrongful, of any Governmental Authority. In furtherance and not in limitation of the specific provisions herein set forth, any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or related certificates, if taken or omitted in good faith, shall not result in or give rise to any liability of any Indemnitee to the Company.

               (b) The Company shall indemnify the Administrative Agent and each Lender for funding costs or funding losses (excluding loss of margin) if prepayment or conversion of a IBOR Loan occurs prior to the end of an Interest Period, if caused or requested by any Credit Party or if any Credit Party fails to consummate a IBOR Loan because conditions precedent to borrowing or conversion are not satisfied.

               Section 10.17. Nonliability of the Lenders. Each Credit Party acknowledges and agrees that the relationship between each Credit Party and the Administrative Agent and the Lenders is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent nor the Lenders shall under any circumstance be construed to be partners or joint venturers of any Credit Party or its Affiliates; neither the Administrative Agent nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with any Credit Party or its Affiliates, or to owe any fiduciary duty to any Credit Party or its Affiliates; neither the Administrative Agent nor the Lenders undertake or assume any responsibility or duty to any Credit Party or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform such Credit Party or its Affiliates of any matter in connection with its Property or the operations of such Credit Party or its Affiliates; each Credit Party and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Lenders in connection with such matters is solely for the protection of the Administrative Agent and the Lenders and neither any Credit Party nor any other Person is entitled to rely thereon.

               Section 10.18. Failure to Charge Not Subsequent Waiver. Any decision by the Administrative Agent or any Lender not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

               Section 10.19. Headings. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

               Section 10.20. Foreign Lenders and Participants. Each Lender, and each holder of a participation interest herein, that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to the Administrative Agent, (a) within 20 days after the Closing Date, or (b) prior to accepting an assignment or receiving a participation interest herein in respect of Dollar Loans, two duly signed completed copies of either Form W-8BEN (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by any Credit Party pursuant to this Agreement) or Form W-8ECI (relating to all payments to be made to such Person by any Credit Party pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-8 or W-9) satisfactory to the Company and the Administrative Agent that no withholding under the U.S. federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent two such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by the Company pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office, if any) to avoid any Requirement of Law that the Company make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to timely deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest and costs and expenses (including reasonable Attorneys Fees of the Administrative Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

               Section 10.21. Confidentiality. Each Lender agrees to hold any confidential information that it may receive from any Credit Party pursuant to this Agreement in confidence, except for disclosure: (a) to a Lender's Affiliates; (b) to other Lenders and their Affiliates; (c) to legal counsel and accountants for any Credit Party or any Lender; (d) to other professional advisors to any Credit Party or any Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section; (e) to regulatory officials having jurisdiction over that Lender; (f) as required by Requirement of Law or legal process or in connection with any legal proceeding to which that Lender and any Credit Party is adverse parties; and (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Loans, provided that the recipient has agreed to treat such information confidentially on a basis similar to the foregoing. For purposes of the foregoing, "confidential information" shall mean any information respecting any Credit Party or its Subsidiaries reasonably considered by such Credit Party to be confidential, other than (i) information previously filed with any Governmental Authority and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by any Credit Party to any Person on a non-confidential basis. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Lenders to any Credit Party.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      SCIENCE APPLICATIONS
                                      INTERNATIONAL CORPORATION,
                                      a Delaware corporation



                                      By: ______________________________________
                                          Name:
                                          Title:

                                      JPMORGAN CHASE BANK, as
                                      Administrative Agent



                                      By: ______________________________________
                                          Name:
                                          Title:

                                      JPMORGAN CHASE BANK,
                                      as a Lender



                                      By: ______________________________________
                                          Name:
                                          Title:

                                      CITICORP USA, INC.,
                                      as Syndication Agent and as a Lender



                                      By: ______________________________________
                                          Name:
                                          Title:

                                      MORGAN STANLEY BANK,
                                      as Co-Documentation Agent and as a Lender



                                      By: ______________________________________
                                          Name:
                                          Title:

                                      WACHOVIA BANK N.A.,
                                      as Co-Documentation Agent and
                                      as a Lender,



                                      By: ______________________________________
                                          Name:
                                          Title:

                                      THE ROYAL BANK OF SCOTLAND plc,
                                      as Co-Documentation Agent and as a Lender



                                      By: ______________________________________
                                          Name:
                                          Title:

                                      THE BANK OF TOKYO-MITSUBISHI
                                      TRUST COMPANY,
                                      as a Lender



                                      By: ______________________________________
                                          Name:
                                          Title:

                                      THE BANK OF NEW YORK,
                                      as a Lender



                                      By: ______________________________________
                                          Name:
                                          Title:

                                      MELLON BANK N.A.,
                                      as a Lender



                                      By: ______________________________________
                                          Name:
                                          Title:

                                            KEY BANK,
                                            as a Lender



                                            By: ________________________________
                                                Name:
                                                Title:

                                            SOCIETE GENERALE (NEW YORK BRANCH),
                                            as a Lender



                                            By: ________________________________
                                                Name:
                                                Title:

                                            MIZUHO FINANCIAL GROUP,
                                            as a Lender



                                            By: ________________________________
                                                Name:
                                                Title:

                                            CREDIT LYONNAIS (NEW YORK BRANCH),
                                            as a Lender



                                            By: ________________________________
                                                Name:
                                                Title:

                                            THE NORTHERN TRUST COMPANY,
                                            as a Lender



                                            By: ________________________________
                                                Name:
                                                Title:

                                            U.S. BANK N.A.,
                                            as a Lender



                                            By: ________________________________
                                                Name:
                                                Title:


                                            ALLFIRST BANK,
                                            as a Lender



                                            By: ________________________________
                                                Name:
                                                Title:


                                            WELLS FARGO BANK, N.A.,
                                            as a Lender



                                            By: ________________________________
                                                Name:
                                                Title:

Exhibits and Schedules have been omitted.